Filed Pursuant to Rule 424(b)(5)
File No. 333-265998

Prospectus Supplement

(To Prospectus Dated July 1, 2022)

51,450,000 Common Shares

We are offering 51,450,000 of our common shares, without par value per share, at a price of $0.0450 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

Our common shares and our warrants that were issued in connection with our initial public offering (“Prior Warrants”) are listed on the Nasdaq Capital Market ( “Nasdaq”) under the symbols “SYTA” and “SYTAW,” respectively. The common shares offered hereby will trade on the Nasdaq under the current symbol “SYTA.” On July 10, 2023, the last reported sales price of the common shares on Nasdaq was $0.072 and the last reported sales price of the Prior Warrants was $0.05.

As of the date of this prospectus supplement, the aggregate market value of our common shares  held by non-affiliates, or our public float, was approximately $18,491,072 based on a total number of 133,943,404 common shares outstanding, of which 132,079,090 common shares were held by non-affiliates, and a price of $0.14 per share, which was the closing price of our common shares on May 12, 2023. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value worldwide of our common shares held by non-affiliates of our company in any 12-month period so long as the aggregate market value of our outstanding common shares held by non-affiliates remains below $75 million. As of the date of this prospectus we have sold $3,841,569 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus. We are thus currently eligible to offer and sell an aggregate of approximately $2,322,122 of our Common Shares pursuant to General Instruction I.B.5 of Form F-3.

On August 26, 2022 we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC, notifying us that we were not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the closing bid price of the Company’s common shares was below $1.00 per share for a period of 30 consecutive business days. On February 23, 2023, Nasdaq granted our request for an additional 180-day extension to regain compliance with the Bid Price Rule by August 21, 2023. If at any time prior to August 21, 2023, the bid price of the common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Bid Price Rule. If we do not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will notify us that our common shares will be delisted. In addition, On June 30, 2023, we received a letter from the Listing Qualifications Department of Nasdaq, notifying us that we were not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5810 (the “Low Price Stocks Rule”), resulting from the fact that the closing bid price of the Company’s common shares was below $0.10 per share for a period of 10 consecutive trading days starting on June 15, 2023. Pursuant to Nasdaq Listing Rule 5815, the Company requested and was granted on July 6, 2023 its request for hearing from a Nasdaq Hearings Panel to review the delisting determination made by the Nasdaq staff. The Company now has a hearing scheduled for September 7, 2023, until which date Nasdaq has stayed the suspension and delisting action pending against the Company. The Company is currently considering options to regain compliance with the Bid Price Rule and the Low Price Stocks Rule, including the option of effecting a reverse stock split of our common shares. See “Risk Factors” on page S-12 for additional information.

INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

We have engaged Maxim Group LLC (the “Placement Agent”) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities being offered pursuant to this prospectus supplement and accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the fees set forth in the table below assuming the issuance and sale of 51,450,000 common shares.

	Per common share	Total
Public offering price per common share	$0.0450	$2,315,250.00
Placement Agent fee per common share(1)	$0.00315	$162,067.50
Proceeds, before expenses, to us, common shares	$0.04185	$2,153,182.50

(1)	We have agreed to pay the Placement Agent: (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and (ii) to reimburse the Placement Agent up to $40,000 for reasonable and documented fees and expenses of legal counsel and other actual out-of-pocket expenses. See “Plan of Distribution” beginning on page S-31 of this prospectus supplement for additional information with respect to the compensation we will pay the Placement Agent.

We expect to deliver the common shares being offered pursuant to this prospectus supplement and the accompanying prospectus to purchasers on or about July 13, 2023.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Placement Agent

MAXIM GROUP LLC

The date of this prospectus supplement is July 11, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common shares. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-265998) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part. As of the date of this prospectus supplement, we have sold $3,841,569 of securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus. We are thus currently eligible to offer and sell an aggregate of approximately $2,322,122 of our Common Shares pursuant to General Instruction I.B.5 of Form F-3.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed in a Report of Foreign Private Issuer on Form 6-K, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated in this prospectus supplement, “Siyata,” “we,” “us,” “our,” or “Company,” refers to Siyata Mobile Inc. and our subsidiaries. All dollar amounts in this prospectus supplement are in United States dollars.

The market data and certain other statistical information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources which we have not independently verified. Some data are also based on our good faith estimates.

The logos, and other trade names, trademarks, and service marks of Siyata Mobile Inc. appearing in this prospectus are the property of Siyata. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders. Trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we, or the applicable owner or licensor, will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable owner or licensor to those trade names, trademarks, and service marks.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the documents incorporated herein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements include, but are not limited to, statements about:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations and effectively utilize the capital raised therefrom;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to meet the continued listing requirements and standards of the Nasdaq Capital Market, or Nasdaq;

●	our ability to meet our financial operating objectives;

●	the availability of, and our ability to attract, qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and any new business opportunities;

●	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights; and

●	the effects of the global COVID-19 pandemic and the war in Ukraine.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors,” and “Business” and “Incorporation of Certain Documents by Reference,” as well as in our Annual Report on Form 20-F under Item 3. “Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects” for additional factors that could adversely impact our business and financial performance.

S-iii

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and as of the dates of the documents incorporated herein by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus supplement as anticipated, believed, estimated or expected.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus supplement which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements in this prospectus supplement are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying base prospectus. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying base prospectus and in other documents incorporated herein by reference.

Corporate Overview

Siyata Mobile Inc. is a leading global developer of innovative cellular-based communications solutions over advanced mobile networks under the Uniden® Cellular and Siyata brands to global first responders and enterprise customers. Siyata’s three complementary product categories include rugged handheld mobile devices and in-vehicle communications solutions designed for first responders, military, enterprise customers, commercial fleet vehicles and industrial workers, and cellular amplifiers to boost the cellular signal inside homes, buildings and vehicles.

The Company develops, markets and sells a portfolio of rugged handheld Push-to-Talk over Cellular (“PoC”) smartphone devices. These rugged business-to-business (“B2B”) environments are focused on enterprise customers, first responders, construction workers, security guards, government agencies, utilities, transportation, waste management, amusement parks and mobile workers in multiple industries.

Prior to 2021, Siyata sold rugged handsets, such as the Uniden UR5 and Uniden UR7 only in international markets. In the second quarter of 2022, Siyata unveiled its next generation rugged device, the SD7. The SD7 is Siyata’s first mission critical push-to-talk device (“MCPTT”) and is also the first rugged communications solution Siyata launched in North America and is expected to launch in Europe in 2023.

Subsequent to the end of the third quarter of 2022, Siyata announced the SD7+, a single platform solution that integrates PoC and bodycam functionality.

Our second product category is purpose built in-vehicle communication devices. In the fourth quarter of 2021, Siyata launched the VK7, a first-of-its-kind, patent-pending car kit with an integrated 10-watt speaker, a simple slide-in connection sleeve for the SD7, and an external antenna connection for connecting to a windshield or roof mount antenna to allow for an in-vehicle experience for the user that is similar to that from a traditional land mobile radio (“LMR”) device. The VK7 has been uniquely designed to be used with the SD7, while connecting directly into the vehicle’s power and can also connect to a Uniden cellular amplifier for better cellular connectivity. The VK7 can also be equipped with an external remote speaker microphone to ensure compliance with hands-free communication legislation.

The Uniden® UV350, is a purpose built In-Vehicle communication device designed specifically for professional vehicles such as trucks, vans, buses, emergency service vehicles and other enterprise vehicles. This platform is designed to facilitate replacement of the current in-vehicle, multi-device status-quo with a single device that incorporates voice, PoC, data, fleet management solutions and other Android based professional applications. The UV350 also supports Band 14 for the First Responder Network Authority, or FirstNet®, compatibility which is the U.S. First Responders 4G/LTE network with PoC capabilities that aims to replace aging two-way radio systems currently in use.

The Uniden® UV350, is a purpose built-in vehicle communication device designed specifically for professional vehicles such as trucks, vans, buses, emergency service vehicles and other enterprise vehicles. This platform is designed to facilitate replacement of the current in-vehicle, multi-device status-quo with a single device that incorporates voice, PoC, data, fleet management solutions and other Android based professional applications. The UV350 also supports Band 14 for the First Responder Network Authority, or FirstNet®, compatibility which is the U.S. First Responders wireless network with PoC capabilities that aims to replace aging LMR systems currently in use.

Qualifications for the UV350 In-Vehicle device with North American carriers began with Bell Mobility, AT&T as well as at its first responder cellular network FirstNet®, with Rogers Wireless and Verizon Wireless, and internationally with Telstra. These were major milestones for the Company following Siyata’s seven years of experience perfecting in-vehicle cellular based technology, vehicle installations, software integration with various Push-to-Talk (“PTT”) solutions and intensive carrier certifications.

Cellular boosters are our third product category with approximately 30 million of these devices sold globally every year. Siyata manufactures and sells Uniden® Cellular boosters and accessories for enterprise, first responder and consumer customers with a focus on the North America markets. Cellular communication provides a robust, secure environment not just for remote workers, in-home and in-vehicles; but also for restaurant patrons who wish to download menus; for patients at pharmacies who need to verify identity and download scripts; for remote workers who require strong clear cellular signals; and for first responders where connectivity literally means the difference between life and death - just to name a few examples. The vehicle vertical in this portfolio complements Siyata’s in-vehicle and rugged handheld smartphones as these sales can be bundled through the Company’s existing sales channels.

Uniden U70P In-Building Booster	Uniden UM50 In-Vehicle Booster	Uniden UM2M In-Vehicle Booster

We offer a full line of cellular boosters, to boost cellular reception, under the brand name Uniden®. We have entered into a partnership whereby Uniden America Corporation, the North American subsidiary of Japan-based Uniden Corporation, has granted the exclusive license to us to market cellular signal boosters under the Uniden® brand name within the U.S. and Canada, on a rolling three year contract term, with the current extension expiring December 31, 2031 unless sooner terminated pursuant to the terms of this Agreement. As a world-wide leader in wireless communications, Uniden America Corporation manufactures and markets wireless consumer electronic products. Based in Fort Worth, Texas, Uniden sells its products through dealers and distributors throughout North, Central and South America. Uniden Cellular booster kits solve issues of poor reception, dropped calls, lost data and transmission quality issues that users routinely experience on every cellular network. These easy-to-install cellular booster kits are designed for homes, cabins, offices, and buildings to improve the cellular signal reception indoors, allowing people to use their cellular phones indoors where they previously could not do so. We also offer models designed for vehicles, both wired and wireless boosters, to improve the cellular reception inside a vehicle that is driving in a weak cellular signal area. Uniden cellular signal boosters offer kits designed to offer cellphone coverage for difference distances, including kits for a small area of 1 or 2 rooms, and more expansive solutions that will cover over 100,000 sq. ft. Our cellular signal boosters are carrier agnostic to ensure the best signal integrity, supporting 2G, 3G, 4G and soon 5G (in development) technologies on all carriers operating in North America.

The aforementioned portfolio of solutions offers the benefits of PoC without any of the difficulties managing the current generation of rugged smart/feature phones and is ideally suited as a perfect upgrade from LMR used for generations. LMR has a significant number of limitations, including network incompatibility, limited coverage areas, and restricted functionality that leave a huge need for a unified network and platform. Siyata’s innovative PoC product lines are helping to service the generational shift from LMR to PoC. While LMR licensing activity is near historical lows, the PoC is growing at a rapid pace. According to Allied Market Research, the PoC market is expected to grow at an estimated 9.4% compound annual growth rate (“CAGR”) to approximately $6.96 billion by 2027.

Our Customers and Channels

The North American Tier 1 cellular carriers that Siyata is working with have large scale distribution and sales channels. With an estimated 25 million commercial vehicles including 7.0 million first responder vehicles, the Company sees the North American market as its largest opportunity with a total addressable market over $19 billion. These Tier 1 cellular carriers have a keen interest in launching the UV350 as it allows for new SIM card activations in commercial vehicles and increased ARPU from existing customers with corporate and first responder fleets while targeting new customers with a unique, dedicated, multi-purpose in-vehicle IoT smartphone.

In addition, our rugged handsets are targeted to approximately 47 million enterprise task and public sector workers across North America including construction, transport& logistics, manufacturing, energy & utility, public safety and federal government. As of December 31, 2022, Siyata had secured North American wireless carrier approvals of the SD7 Handset for use on their networks from AT&T, FirstNet, Verizon, and Bell Mobility. During 2023, Siyata has since added T-Mobile and US Cellular to its list of North American wireless carriers who have approved SD7 for use on their networks. Internationally, Telstra from Australia has also approved SD7 for use on their network during 2023.

AT&T, our largest channel partner, represented 28.1% of our revenues in 2022. AT&T did not enter into a master services agreement with us, but rather, enters into standard purchase order forms on a per order basis. We do not obligate AT&T to fulfill any required minimum purchase orders. Our typical purchase order contracts with AT&T involve standard warranties and indemnification, insurance requirement and delivery terms.

With an estimated 17 million commercial vehicles as well as 3.5 million first responder vehicles, we view the U.S. market as our largest opportunity with, according to the U.S. Department of Transportation, an estimated total addressable market of over $17 billion. The Tier 1 cellular carriers that we work with have expressed interest in marketing and selling the UV350 as it would allow for new SIM card activations in commercial vehicles and increased average revenue per user from existing customers with corporate and first responder fleets while targeting new customers with a unique, dedicated, multi-purpose in-vehicle smartphone.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Our innovative technology solutions and integration approach with minimal known competition.

●	Our reputation and recognition achieved from our previous success in this space.

●	Our experienced management team.

●	Our relationships and device approvals with leading North American wireless networks.

Our Growth Strategies

We intend to further grow our business by pursuing the following strategies:

●	Ramp up sales with our North American and global cellular carrier partners.

●	Entering new customer bases and markets.

●	Implementing effective resources management to improve operational efficiency and boost core competency.

●	Designing new products and improving our existing products for our current and future customer base.

Our Challenges

We face challenges, risks and uncertainties in realizing our business objectives and executing our strategies, including those relating to our ability to:

●	Grow our market share in the United States which is a large-scale market for us.

●	Navigate in the fast-changing regulatory environment.

●	Maintain and improve our relationship with leading cellular carriers and business partners.

●	Recruit and retain qualified personnel.

●	Manage our growth effectively and efficiently.

●	Enhance our product lines in a cost-effective manner.

Recent Developments

Changes in the Company’s Accountants. On May 24, 2022, we received a letter from Davidson & Company LLP (“Davidson”) that stated that Davidson did not wish to be reappointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Davidson ceased to serve as the Company’s independent registered accounting firm as of May 24, 2022.

On May 24, 2022, management of the Company notified Friedman LLP (“Friedman”) that Friedman had been approved by the Company’s audit committee (“Audit Committee”) of the board of directors and the board of directors as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. Friedman LLP combined with Marcum LLP effective September 1, 2022 (“Marcum”).

As of March 21, 2023, Marcum notified the Company that Marcum had resigned as the Company’s independent certified public accounting firm effective as of March 21, 2023. Marcum’s resignation as the Company’s independent registered public accounting firm was accepted by the Audit Committee of the Board of Directors of the Company as of March 21, 2023.

Marcum served as the Company’s independent registered public accounting firm since May 24, 2022. Marcum did not audit the Company’s financial statements for any year and did not perform a review of the Company’s interim financial statements for the nine months ended September 30, 2022 but did review the Company’s interim financial statements for the six months ended June 30, 2022.

On March 21, 2023, the Company engaged Barzily & Co. (“Barzily”) as its new independent registered public accountant for the fiscal year ending December 31, 2022. This decision was approved by the Audit Committee of the Board in accordance with the authority of the Audit Committee as specified in its Charter. Barzily is registered with the Canadian Public Accountability Board, which like the Public Company Accounting Oversight Board (“PCAOB”) in the United States, oversees public accounting firms that audit Canadian reporting issuers.

Recent Offerings.

On June 27, 2023, the Company entered into securities purchase agreement dated as of June 26, 2023 with a certain institutional investor, to purchase an aggregate of 50,000,000 of the Company’s common shares, no par value per share, at a purchase price of $0.045 per common shares (the “June Public Offering”). The June Public Offering resulted in gross proceeds to the Company of $2,250,000 before deducting the fees payable to the placement agent for the offering, and certain related offering expenses.

On January 18, 2023, the Company entered into warrant exercise agreements with fourteen existing accredited investors to exercise certain outstanding warrants to purchase up to an aggregate of 18,042,857 of the Company’s common shares. The gross proceeds to the Company from the exercise totaled approximately $3,608,571, prior to deducting warrant inducement agent fees and estimated offering expenses. In consideration for the immediate exercise of the existing warrants for cash, the exercising holders received new unregistered warrants to purchase up to an aggregate of 18,042,857 common shares (equal to 100% of the common shares issued in connection with the Exercise) in a private placement pursuant to Section 4(a)(2) of the Securities Act. In connection with the exercise, the Company also agreed to reduce the exercise price of the existing warrants from $0.23 to $0.20 per share. The warrant exercise agreements and the new warrants each include a beneficial ownership limitation that prevents the warrant holder from owning more than 4.99% (which may be increased to 9.99% in accordance with the terms of the new warrants) of the Company’s outstanding common shares at any time. The new warrants are exercisable immediately upon issuance at a cash exercise price of $0.20 per share and have a term of exercise equal to five years. However, the holder of the new warrant may also effect an “alternative cashless exercise” on or after the earlier of: (i) one hundred and eighty (180) day anniversary of the initial exercise date (January 19, 2023) or (ii) the day after effectiveness of the registration statement of which this prospectus is a part. In such event, the aggregate number of common shares issuable in such alternative cashless exercise pursuant to any given Notice of Exercise electing to effect an alternative cashless exercise will equal the product of (x) the aggregate number of common shares that would be issuable upon exercise of the new warrant in accordance with the terms of the new warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0, which would result in an effective exercise price of $0.00 at such time. In connection with the exercise, the Company reduced the exercise price of 2,989,130 of certain of its remaining unexercised common share purchase warrants from $0.23 per common share to an exercise price of $0.20 per common share, which warrants were subsequently repriced to $0.00 in April, 2023 as the cashless exercise price of the new warrants is triggered. However, previously issued warrants: (i) for 1,805,585 common shares that currently trade on the Nasdaq Capital Market under the symbol “SYTAW” that have an exercise price of $6.85 per share; (ii) for 1,294,500 common shares that were issued in a private transaction that have an exercise price of $11.50 per share; and (iii) for 9,999,999 common shares that were issued in a private transaction that have an exercise price of $2.30 per share are not required by their terms to be repriced.

Subsequent to March 31, 2023, 21,031,987 cashless warrants were exercised in exchange for a total of 21,031,987 common shares issued by the Company. Since no cash was used for the exercise of such warrants, the Company received no proceeds from such exercise.

Going Concern. Our auditor has included a “going concern” explanatory paragraph in its audit report on our consolidated financial statements for the fiscal year ended December 31, 2022, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Nasdaq Delisting Letters. On September 1, 2022, we announced that the Company had received a notification letter dated August 26, 2022 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it is currently not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), resulting from the fact that the closing bid price of the Company’s common shares was below $1.00 per share for a period of thirty consecutive business days.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until February 22, 2023 (the “Compliance Period”), to regain compliance with the Nasdaq’s Minimum Bid Price Rule. The Company did not regain compliance with the minimum $1.00 bid price per share requirement during the first 180-calendar-day Compliance Period and submitted a written request to the Nasdaq to afford it an additional 180-day compliance period to cure the deficiency. On February 23, 2023, the Company received written notification from the Listing Qualifications Department of Nasdaq granting the Company’s request for a 180-day extension to regain compliance with Nasdaq’s Minimum Bid Price Rule. The Company now has until August 21, 2023 to meet this requirement. If at any time prior to August 21, 2023, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule during the additional 180-day extension, Nasdaq will provide written notification to the Company that its common shares will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. Nor is there any assurance that the Company would obtain a further extension of time to meet this requirement. The Company intends to actively monitor the closing bid price of its common shares and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Rule, including effecting a reverse stock split of our common shares.

Further, we received a notification letter dated June 30, 2023 from the Listing Qualifications Department of Nasdaq, notifying us that we were currently not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5810 (the “Low Price Stocks Rule”), resulting from the fact that the closing bid price of the Company’s common shares was below $0.10 per share for a period of 10 consecutive trading days starting on June 15, 2023.

Pursuant to Nasdaq Listing Rule 5815, we requested and were granted on July 6, 2023 our request for hearing from a Nasdaq Hearings Panel to review the delisting determination made by the Nasdaq staff. We now have a hearing scheduled for September 7, 2023, until which date Nasdaq has stayed its suspension and delisting action pending against the Company. There can be no assurance that Company’s appeal to Nasdaq’s delisting determination would be successful. The Company intends to actively monitor the closing bid price of its common shares and may, if appropriate, consider implementing available options to regain compliance with the Low Price Stocks Rule, including effecting a reverse stock split of our common shares.

British Columbia Securities Commission Cease Trade Order. On April 6, 2023, the British Columbia Securities Commission (“BCSC”) issued a cease trade order (the “April 2023 Order”) in respect of each of the Company’s securities as a result of the Company’s failure to file its December 31, 2022, annual audited financial statements, management’s discussion and analysis, annual information form, and certification for the annual filings in Canada. The Company had also received a letter dated May 17, 2023 from the BCSC, noting Siyata’s failure to file its interim financial statements and management’s discussion and analysis for the fiscal quarter ended March 31, 2023 and pay the required filing fee, and requesting Siyata to correct the deficiencies by filing the required materials. As of May 25, 2023, the Company had filed the outstanding continuous disclosure documents required under the securities legislation of British Columbia. The April 2023 Order did not affect the trading of Siyata’s common shares or prior warrants on the Nasdaq Capital Market. The April 2023 Order was revoked by the BCSC as of May 25, 2023 and, as a result of the revocation of the April 2023 Order, the Company’s shares are no longer subject to a cease trade order.

Recent Marketing Milestones.

On January 9, 2023, the Company announced that T-Mobile US, Inc. is expected to launch Siyata’s rugged SD7 device onto T-Mobile’s United States IoT network in the first quarter 2023. On January 18, 2023, the Company announced that it has received follow-on orders from an existing customer, a leading Saudi Arabian cellular carrier, for its Uniden® UV350, a 4G/LTE all-in-one in-vehicle communication device.

On January 23, 2023, the Company announced that it has received an order for its next-generation mission critical push-to-talk solution, which includes its SD7 device and related accessories, from a multi-billion-dollar, integrated resort and residential property development located in The Bahamas.

On February 21, 2023, the Company announced that it had received an order for $750,000 for its next-generation MCPTT (mission critical push-to-talk) solution to equip an independent emergency management service provider with the Company’s SD7 devices and related accessories.

On February 23, 2023, the Company announced that it had received written notification from the Listing Qualifications Department of Nasdaq granting the Company’s request for a 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement. The Company now has until August 21, 2023 to meet that requirement. See above “-Nasdaq Delisting Letter” and “Risk Factors - We could lose our listing on the Nasdaq Capital Market if the closing bid price of our common shares does not return to above $1.00 for ten consecutive days during the 180 days ending August 21, 2023. The loss of the Nasdaq listing would make our common shares significantly less liquid and would affect their value.”

On February 27, 2023, the Company announced the launch of the Siyata T600 Cellular Booster for T-Mobile 5G enterprise customers.

On March 6, 2023, the Company announced that it had successfully donated and deployed its mission critical push-to-talk solution for security and volunteer personnel at the 2023 Special Olympics New York Winter Games in Syracuse, New York.

On March 13, 2023, the Company announced that will host an exhibitor’s booth at the International Wireless Communications Expo 2023 showcasing its new SD7 Mission Critical Push-To-Talk solution, the SD7+ MCPTT solution with built in Body Camera and accessories from March 27-30 in Booth 2125, North Hall, at the Las Vegas Convention Center.

On March 20, 2023, the Company announced the successful certification and approval of its mission-critical PoC SD7 solution by Telstra, Australia’s largest wireless carrier who is anticipated to begin sales of the SD7 to its enterprise and government customers in the second quarter of 2023.

On March 27, 2023, the Company announced that it is collaborating with CrisisGo, Inc. (“CrisisGo”), the provider of the CrisisGo Panic app, an incident management platform for first responders, to introduce next generation, cellular-based paging services for use by emergency response personnel.

On April 3, 2027, the Company announced that it received its largest order to date for the SD7 handset and accessories from a single customer in the United States education market.

On April 17, 2023, the Company announced that Entropia Investments BV, a leading provider of secure mobile mission-critical communications services to a wide range of end-users in the Netherlands, northern Belgium and the United Kingdom, is to commence selling Siyata’s mission-critical PoC SD7 solution in the second quarter of 2023.

On April 24, 2023, the Company announced that Two Way Direct, Inc., a reseller of two-way radios and push-to-talk over cellular, is now a distributor of Siyata’s mission-critical PoC (MCPTT) SD7 solution and its broad range of accessories.

On June 1, 2023, the Company announced that it received an order for its UV350 In Vehicle Devices and ‘Siyata Real Time View,’ the Company’s newest product, valued at over $1.2 million.

On June 5, 2023, the Company announced that it received new orders for its SD7 Handsets and VK7 Vehicle Kits totaling more than $400,000 in aggregate.

On June 12, 2023, the Company announced that Minnesota Coaches, Inc., a privately-held motor coach and school bus transportation company, has taken delivery of its first SD7 Handsets and VK7 Vehicle Kits and the Company expects Minnesota Coaches to deploy its SD7 Handset and VK7 Vehicle Kit in the balance of their fleet of over 900 vehicles.

On June 14, 2023, the Company announced that it launched its latest product, the Siyata Mobile Command Center, an all-in-one, mobile communications solution with built-in redundancy primarily for providers of Emergency Management Services that need to set up a mobile telecommunications command center in the field.

On June 15, 2023, the Company announced that it showcased its SD7 Handset and its VK7 Vehicle Kit at the Minnesota School Bus Operators Association’s (“MSBOA”) Annual Summer Conference June 19–21. The conference was held at the Arrowwood Resort & Event Center in Alexandria, Minnesota.

On June 20, 2023, the Company announced that Mobile Tornado Group Plc (AIM: MBT) (“Mobile Tornado”), a leading provider of critical communications solutions for Tier 1 Mobile operators, will offer its robust Push-to-Talk application on Company’s SD7 Handset.

On June 21, 2023, the Company announced that it will host exhibitor’s booth #105 at NASRO 2023, a National School Safety Conference, on June 28 – June 29, 2023 at the JW Marriott Hotel in Indianapolis, Indiana.

On June 22, 2023, the Company announced that it had received new orders during the second quarter 2023 in addition to orders previously announced on June 5, 2023, for its SD7 Handsets and VK7 Vehicle Kits totaling approximately $600,000, in aggregate revenue, from customers of leading cellular carriers.

On July 6, 2023, the Company announced that it has secured its largest SD7 order ever in the Company’s history from a single customer, valued at approximately $1.4 million.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $7.5 million in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our common shares held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Annual General and Special Meeting of Shareholders

Promptly after the closing of this offering, the Company will hold an annual general and special meeting of its shareholders, or the Annual Meeting, to consider the approval of amendments to the Company’s articles of association, as amended (the “Charter”), to effect a reverse stock split of the Company’s common shares, or the Reverse Stock Split, within a range of 1 and 120 common shares, with the final ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of our board of directors. The Annual Meeting is currently scheduled for August 3, 2023, and shareholders as of June 28, 2023, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. The common shares purchased in this offering will not be outstanding and thus will not be entitled vote at the Annual Meeting.

The approval of the amendment to the Charter to effect the Reverse Stock Split will require the affirmative votes of a majority of the combined voting power of the outstanding shares of common shares, voting together, present in person or represented by proxy and entitled to vote on the proposal. The holders of common shares have the right to cast one (1) vote per share of common share on each of these proposals. Therefore, the holders of a significant portion of the common shares outstanding must vote their shares at the Annual Meeting in order for these proposals to pass.

Corporate Information

We are organized as a corporation under the laws of British Columbia, Canada, and maintain our principal place of business at 1751 Richardson Street, Suite #2207, Montreal, Quebec Canada H3K-1G6. The registered and records office is located at 200 — 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada. Our telephone number is (514) 500-1181 and our website is located on the internet at https://www.siyatamobile.com. Information contained on our website does not constitute part of this prospectus supplement or our base prospectus.

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24,1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3, 2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc. (“Signifi”).

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

The Company was registered with the TSXV under the symbol SIM, commenced trading on OTCQX under the symbol SYATF from May 11, 2017 until September 25, 2020, at which time the Company’s common shares were listed only on the Nasdaq Capital Market.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement:

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-12 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein.

THE OFFERING

Issuer:	Siyata Mobile Inc., a British Columbia (Canada) corporation.

Common Shares Offered:	51,450,000 common shares.

Public Offering Price:	$0.0450 per common share.

Common Shares Outstanding Immediately Before This Offering:	133,943,404 common shares.

Common Shares to Be Outstanding Immediately Following This Offering:	185,393,404 common shares(1).

Use of Proceeds:	We intend to use the net proceeds from the sale of the common stock offered hereby for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-19.

Risk Factors:	See the sections titled “Risk Factors” commencing on page S-12 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our common shares.

Listing:	Our common shares are listed on the Nasdaq Capital Market under the symbol “SYTA.”

Transfer Agent:	Computershare Inc. is the registrar and transfer agent of our common shares.

(1)	The number of shares of our common shares to be outstanding after this offering is based on 133,943,404 common shares outstanding, assumes 51,450,000 common shares are sold in this offering and excludes:

●	1,506,138 common shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $3.53 per share;

●	3,165,000 common shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended;

●	25,943,282 common shares reserved for future issuance under our 2016 Stock Option Plan, as amended;

●	13,100,084 common shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.84 per share; and

●	931,507 common shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $4.87 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our common shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occur, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our common shares could decline and you could lose all or a part of your investment.

We expect that the consummation of this offering could cause the price of our common shares to decline.

In this offering, are offering 51,450,000 of our common shares at a price per common share of $0.0450. We cannot predict the effect, if any, that market sales of those common shares or the availability of those common shares for sale will have on the market price of our common shares. Any decline in the price of our common shares will also have a negative effect on the price in the market of our Prior Warrants.

The common shares offered in the offering may be resold in the public market immediately without restriction, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, which may be resold only if registered under the Securities Act or in accordance with the requirements of Rule 144 or another applicable exemption from the registration requirements of the Securities Act. common shares held by our directors and executive officers will be subject to the lock-up agreements described in the “Plan of Distribution” section of this prospectus supplement. If, after the period during which such lock-up agreements restrict sales of the our common shares or if the Placement Agent waives the restrictions set forth therein (which may occur at any time), one or more of these securityholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of the common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Rule 144 sales in the future may have a depressive effect on our share price.

All of the outstanding common shares held by the present officers, directors, and affiliate shareholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common shares. There is no limitation on the number of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registration of common shares of present shareholders, may have a depressive effect upon the price of the common shares in any market that may develop.

Outstanding warrants and future sales of our common shares may further dilute the common shares and adversely impact the price of our common shares.

As of July 11, 2023, we had 133,943,404 common shares issued and outstanding. As of July 11, 2023, up to an additional 13,100,084 common shares underlying outstanding warrants that have been registered with the SEC for resale are unrestricted and freely tradeable. We also have other outstanding unexercised investment banker’s warrants to purchase 931,507 common shares as of July 11, 2023 that expire between June 30, 2024 and March 8, 2027. If the holder of our free trading shares wanted to sell these shares, there might not be enough purchasers to maintain the market price of our common shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our common shares and the value of your investment.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares that could result in further dilution to the investor purchasing our common shares in this offering or result in downward pressure on the price of our common shares. We may sell our common shares or other securities in any other offering at prices that are higher or lower than the prices paid by the investor in this offering, and the investor purchasing shares or other securities in the future could have rights superior to existing shareholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our common shares in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The trading price of our common shares has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. During the period from January 1, 2023 to July 11, 2023, the closing price of our common shares ranged from a high of $0.26 per share to a low of $0.054 per share. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common shares at or above the public offering price and you may lose some or all of your investment.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from the offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be added to our general funds and will be used as described under “Use of Proceeds” herein. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our common shares and Prior Warrants.

In order to maintain the listing of our common shares and Prior Warrants on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

On August 26, 2022 we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC, notifying us that we were not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), resulting from the fact that the closing bid price of the Company’s common shares was below $1.00 per share for a period of 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we were given a period of 180 calendar days, or until February 22, 2023 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. We did not regain compliance by such date and submitted a written request to the Nasdaq to afford us an additional 180-day compliance period to cure the deficiency. On February 23, 2023, we received written notification from the Listing Qualifications Department of Nasdaq granting our request for an additional 180-day extension to regain compliance with Nasdaq’s minimum bid price requirement until August 21, 2023. If at any time prior to August 21, 2023, the bid price of the common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Bid Price Rule. If we do not regain compliance with the Bid Price Rule during the additional 180-day extension, Nasdaq will notify us that our common shares will be delisted. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. We intend to actively monitor the closing bid price of our common shares and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule under the Nasdaq Listing Rules, including effecting a reverse stock split of our common shares.

Nasdaq’s extension notice has no immediate effect on the listing or trading of the common shares, which will continue to trade on the Nasdaq Capital Market under the symbol “SYTA.”

Further, on June 30, 2023, we received a notification letter dated June 30, 2023 from the Listing Qualifications Department of Nasdaq, notifying us that we were currently not in compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5810 (the “Low Price Stocks Rule”), resulting from the fact that the closing bid price of the Company’s common shares was below $0.10 per share for a period of 10 consecutive trading days starting on June 15, 2023. Pursuant to Nasdaq Listing Rule 5815, we requested and were granted on July 6, 2023 our request for hearing from a Nasdaq Hearings Panel to review the delisting determination made by the Nasdaq staff. The Company now has a hearing scheduled for September 7, 2023, until which date Nasdaq has stayed the suspension and delisting action pending against the Company. The Company intends to actively monitor the closing bid price of its common shares and may, if appropriate, consider implementing available options to regain compliance with the Low Price Stocks Rule, including effecting a reverse stock split of our common shares.

If the common shares are not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the common shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the common shares;

●	a limited amount of news and analyst coverage for our Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Upon delisting from the Nasdaq Capital Market, our common shares would be traded over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or Exchange-listed Stocks. Many OTC stocks trade less frequently and in smaller volumes than Exchange-listed Stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than Exchange-listed Stocks. Additionally, institutional investors are usually prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

In addition, if our common shares are delisted, your ability to transfer or sell your common shares may be limited and the value of those securities will be materially adversely affected.

If our common shares become subject to the penny stock rules, it may be more difficult to sell our common shares.

The Securities and Exchange Commission (“SEC” or the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our common shares is less than $5.00 and our common shares are no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common shares, and therefore shareholders may have difficulty selling their shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain common share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

We may issue additional debt and equity securities, which are senior to our common shares as to distributions and in liquidation, which could materially adversely affect the market price of our common shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders.

Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your common shares and diluting your interest in us. In addition, we can change our leverage strategy from time to time without approval of holders of our common shares, which could materially adversely affect the market share price of our common shares.

If we fail to file our financial disclosures with the securities regulators in British Columbia on time, we could be subject to such regulator issuing a cease trade order that would affect the trading of our common shares in Canada, but not on the Nasdaq Capital Market.

Our securities are regulated in Canada by the British Columbia Securities Commission. Under the securities laws of British Columbia, we are required to file with the BCSC quarterly and annual financial statements and management’s discussion and analysis, and must also send this information to shareholders, on request. Companies must also disclose material events or developments such as takeover bids and merger and acquisitions, which may affect the value of the company’s shares. When a company fails to do so, a cease trade order banning trading in the securities of the company or banning certain individuals and/or companies from trading in securities of the company may be issued by the BCSC. On April 6, 2023, the British Columbia Securities Commission issued a cease trade order in Canada due to the late filing of the Company’s December 31, 2022 financial statements in Canada. The Company had also received a letter dated May 17, 2023 from the BCSC, noting Siyata’s failure to file its interim financial statements and management’s discussion and analysis for the fiscal quarter ended March 31, 2023 and pay the required filing fee, and requesting Siyata to correct the deficiencies by filing the required materials. As of May 25, 2023, the Company had filed the outstanding continuous disclosure documents required under the securities legislation of British Columbia. The April 2023 Order did not affect the trading of Siyata’s common shares or Prior Warrants on the Nasdaq Capital Market. That cease trade order was revoked by the BCSC as of May 25, 2023 and, as a result of the revocation of the April 2023 Order, is legally authorized to continue trading its shares in Canada.

U.S. holders of the Company’s shares may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

The rules governing “passive foreign investment companies” (“PFICs”) can have adverse effects on U.S. Holders (as defined below in “Material U.S. Federal Income Tax Considerations”) for U.S. federal income tax purposes. Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets (generally, using a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash), we would be characterized as a PFIC for U.S. federal income tax purposes. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Our status as a PFIC will depend on the composition of our income and the composition and value of our assets (including goodwill and other intangible assets), which will be affected by how, and how quickly, we spend any cash that is raised in this offering or in any other subsequent financing transaction.

If we are a PFIC, a U.S. Holder would be subject to adverse U.S. federal income tax consequences, such as ineligibility for certain preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund, or QEF, or, if shares of the PFIC are “marketable stock,” which such term includes the common shares, for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF election with respect to us, and as a result, a QEF election may not be available to U.S. Holders. For more information, see the discussion below under “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.” You should consult your own tax advisors regarding the potential consequences to you if we were or were to become a PFIC, including the availability, and advisability, of, and procedure for making, QEF elections and mark-to-market elections.

We incur significant increased costs as a result of operating as a public company in the United States, and our management is required to devote substantial time to new compliance initiatives.

As a public company in the United States, we incur significant legal, accounting and other expenses that we did not incur previously. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of their initial public offering. We intend to take advantage of this new legislation but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

In order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting. In that regard, on May 18, 2021, we received a notice from Nasdaq indicating that, as a result of not having timely filed our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, we were not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. Nasdaq required that we submit a plan no later than July 16, 2021 to regain compliance and we have in fact regained compliance with Nasdaq’s listing requirements since then.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2,005,827 after deducting the placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering as working capital for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2023:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance of 21,031,987 common shares pursuant to the cashless exercise of warrants; and the issuance of 50,000,000 common shares and the receipt of net proceeds, after deducting placement agency fees and other expenses related to the capital raise, of $1,797,959 in connection with the June Public Offering

●	on a pro-forma as adjusted basis to give further effect to the issuance and sale by us in this offering of 51,450,000 common shares, the maximum number of common shares offered by us in this prospectus at the public offering price of $0.0450 per common share, after deducting the Placement Agent fees and other estimated offering expenses payable by us of $308,322.65.

The Pro-forma as adjusted information below is illustrative only. You should read this table together with our financial statements and the related notes incorporated by reference into this prospectus.

	Actual As of March 31, 2023	Pro Forma	Pro-Forma as Adjusted
Cash and cash equivalents	$1,179,694	$2,977,653	$4,983,481
Warrant Liability	$628,765	$628,765	$628,765
Lease Obligations (short and long term)	$838,303	$838,303	$838,303
Total liabilities not included in capitalization	$3,578,242	$3,578,242	$3,578,242
Total Outstanding Long-Term Debt	$-	$-	$-
Stockholders’ Equity
Common shares, no par value: unlimited shares authorized; 62,911,417 shares actual; 133,943,404 shares pro forma; 185,393,404 pro-forma as adjusted	$79,626,690	$85,399,695	$87,405,523
Reserves	$17,933,273	$13,958,227	$13,958,227
Accumulated Other Comprehensive Income (loss)	$98,870	$98,870	$98,870
Shareholders’ Deficit	$(85,401,915)	$(85,401,915)	$(85,401,915)
Total Shareholders’ Equity	$12,256,918	$14,054,877	$16,060,705
Total Capitalization	$12,256,918	$14,054,877	$16,060,705

The number of common shares outstanding immediately following this offering is based on 133,943,404 common shares outstanding as of July 11, 2023; assumes 51,450,000 common shares are sold in this offering and excludes:

●	1,506,138 common shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, as amended, with a weighted-average exercise price of $3.53 per share;

●	3,165,000 common shares issuable upon the exercise of restricted share units outstanding under the 2016 Stock Option Plan, as amended;

●	25,943,282 common shares reserved for future issuance under our 2016 Stock Option Plan, as amended;

●	13,100,084 common shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $3.84 per share; and

●	931,507 common shares issuable upon the exercise of outstanding investment banker’s warrants with a weighted average exercise price of $4.87 per share;

DESCRIPTION OF THE SECURITIES BEING OFFERED

Common Shares

A description of the common shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Share Capital,” starting on page 11 of the accompanying prospectus. As of July 11, 2023, we had 133,943,404 common shares outstanding.

This is an offering of our common shares. Our common shares are listed on the Nasdaq Capital Market and currently trade under the symbol “SYTA.”

All of our issued and outstanding common shares are fully paid and non-assessable. Our common shares are issued in registered form and are issued when registered in our register of shareholders. Our shareholders may freely hold and vote their common shares.

We are authorized to issue an unlimited number of common shares with no par value per share. Subject to the provisions of the Business Corporations Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to common shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act and applicable securities laws and Nasdaq requirements. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

On September 20, 2020, the Company consolidated our issued and outstanding common shares on a 145-to-1 basis.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations and qualifications stated herein, the following discussion is the opinion of Seward & Kissel LLP and sets forth the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as defined below) of common shares acquired pursuant to this offering. The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders and does not address tax consequences to a non-U.S. Holder (as defined below) investing in common shares.

This discussion of a U.S. Holder’s tax consequences addresses only those persons that hold common shares as capital assets and does not address the tax consequences to any special class of holders, including without limitation, holders (directly, indirectly or constructively) of 10% or more of the Company’s equity (based on value or voting power), dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold common shares that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, persons subject to the “base erosion and anti-avoidance” tax, U.S. expatriates or former long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of alternative minimum taxes, U.S. federal estate and gift tax, the 3.8% Medicare contribution tax on net investment income or any state, local or non-U.S. tax laws applicable to a holder of common shares. This discussion does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, U.S. federal estate and gift, alternative minimum, and non-U.S. tax consequences of the acquisition, ownership and disposition of common shares.

This discussion also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (b) persons that use or hold, will use or hold, or that are or will be deemed to use or hold securities in connection with carrying on a business in Canada; (c) persons whose securities constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares acquired pursuant to this offering that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means any beneficial owner of common shares acquired pursuant to this offering that is not a U.S. Holder, a partnership (or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) or a person holding common shares through such an entity or arrangement.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds common shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold common shares should consult their own tax advisors. You are urged to consult your own independent tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax considerations relating to the acquisition, ownership and disposition of common shares.

Cash Dividends and Other Distributions

Subject to the rules described below under the heading “Passive Foreign Investment Company Considerations,” any distributions (including constructive distributions) made with respect to a common share, a U.S. Holder generally will be required to include the amount of such distribution in gross income (including the amount of Canadian taxes withheld, if any) as dividend income to the extent of the Company’s current and accumulated earnings and profits (computed using U.S. federal income tax principles). A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the Company’s current and accumulated “earnings and profits,” such distribution will be treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in such common shares and, thereafter, as gain from the sale or exchange of such common shares (see “Sale or Disposition” below). There can be no assurance that the Company will maintain calculations of the Company’s earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the common shares will constitute ordinary dividend income. Dividends paid on such common shares generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a foreign corporation that is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year) if (i) its securities are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. The common shares are readily tradable on an established securities market in the United States, the Nasdaq. However, the Company may also be eligible for the benefits of the Canada-U.S. Tax Convention. Accordingly, subject to the PFIC rules discussed below, the Company expects that a non-corporate U.S. Holder should qualify for the reduced rate on dividends so long as the applicable holding period requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rate on dividends in light of their particular circumstances.

Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if the Company is a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

A U.S. Holder who pays (whether directly or through withholding) Canadian taxes with respect to dividends paid on the common shares (or with respect to any constructive dividend on the warrants) may be entitled to receive, at the election of such U.S. Holder, either a deduction or a foreign tax credit for such Canadian taxes paid. Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by us generally will constitute “foreign source” income and generally will be categorized as “passive category income.” However, if 50% or more of the Company’s equity (based on voting power or value) is treated as held by U.S. persons, the Company will be treated as a “United States-owned foreign corporation,” in which case dividends may be treated for foreign tax credit limitation purposes as “foreign source” income to the extent attributable to the Company’s non-U.S. source earnings and profits and as “U.S. source” income to the extent attributable to the Company’s U.S. source earnings and profits. Because the foreign tax credit rules are complex, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Sale or Disposition

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of its common shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in the common shares sold or otherwise disposed.

Assuming the Company is not a PFIC and has not been treated as a PFIC during your holding period for common shares, such gain or loss will be capital gain or loss and will be long-term gain or loss if the common shares have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. Holder may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of common shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Passive Foreign Investment Company Considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. The Company generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of its gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of its assets that produce, or are held for the production of, passive income is 50% or more of the value of all of its assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as directly receiving its proportionate share of the other corporation’s income.

Additionally, if the Company is classified as a PFIC in any taxable year with respect to which a U.S. Holder owns common shares, the Company generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether the Company continues to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

The Company does not believe that it is currently a PFIC and does not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether the Company is a PFIC is made annually and depends on the particular facts and circumstances (such as the valuation of its assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The Company’s status as PFIC depends upon the composition of its income and assets, which will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that the Company is not currently a PFIC or that it will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding the Company’s potential PFIC status.

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If the Company is classified as a PFIC for any taxable year during which a U.S. Holder owns common shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether the Company continues to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its common shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the common shares) and (ii) any gain realized on the sale or other disposition, including a pledge, of common shares.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income, (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which the Company was classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year, and (d) loss recognized on the disposition of the common shares will not be deductible.

If the Company is classified as a PFIC, a U.S. Holder generally will be treated as owning a proportionate amount (by value) of stock or shares owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions the Company receives from, and dispositions the Company makes of, the stock or shares of such subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of the Company’s subsidiaries.

If the Company is classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s common shares on the last day the Company’s taxable year during which the Company was a PFIC. A U.S. Holder that makes a deemed sale election with respect to its common shares would then cease to be treated as owning stock in a PFIC by reason of ownership of the common shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

PFIC “Mark-to-Market” Election

In certain circumstances, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its common shares, provided that such shares are “marketable.” The common shares generally will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. The common shares are listed on the Nasdaq, which is a qualified exchange for these purposes. Consequently, if the common shares remain listed on the Nasdaq and are regularly traded, and you are a holder of common shares, it is expected the mark-to-market election would be available to you if the Company is a PFIC. There can be no assurance that the shares will be “regularly traded” in subsequent calendar quarters. You should consult your own tax advisor as to the whether a mark-to-market election is available or advisable with respect to the common shares.

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that the Company is a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s common shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in such common shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares over the fair market value of such common shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its common shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of common shares in a year in which the Company is a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of such common shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If the Company is classified as a PFIC for any taxable year in which a U.S. Holder owns common shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS, unless the common shares cease to be marketable, in which case the election is automatically terminated.

A U.S. Holder makes a mark-to-market election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a mark-to-market election.

A mark-to-market election is not permitted for the shares of any of the Company’s subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” Election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. The Company does not, however, expect to provide the information regarding its income that would be necessary in order for a U.S. Holder to make a QEF election with respect to common shares if the Company is classified as a PFIC.

PFIC Information Reporting Requirements

If the Company is a PFIC in any year, a U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on its common shares and any gain realized on disposition of such common shares. In addition, if the Company is a PFIC, a U.S. Holder generally will be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information return) relating to their ownership of common shares. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

NO ASSURANCE CAN BE GIVEN THAT THE COMPANY IS NOT CURRENTLY A PFIC OR THAT IT WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

Reporting Requirements and Backup Withholding

Under U.S. federal income tax law and applicable Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial.

Payments made within the United States or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally may be subject to information reporting and backup withholding, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments may be exempt from the dividend withholding tax rules or otherwise eligible for a reduced withholding rate. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO YOU OF AN INVESTMENT IN THE COMMON SHARES.

CERTAIN CANADIAN FEDERAL INCOME TAX IMPLICATIONS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires common shares pursuant to this offering. This summary applies only to an investor who is a beneficial owner of common shares and who, for the purposes of the Tax Act, and at all relevant times: (i) deals at arm’s length with the Company, (ii) is not affiliated with the Company; and (iii) acquires and holds the common shares as capital property (a “Holder”).

common shares will generally be considered to be capital property to a Holder unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act, (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) an interest in which is a “tax shelter investment” for purposes of the Tax Act; (iv) that has made a functional currency reporting election under section 261 of the Tax Act to report its “Canadian tax results” as defined in the Tax Act in a currency other than Canadian currency; (v) that has entered into, or will enter into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Tax Act) with respect to the common shares; or (vi) that receives dividends on common shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act). This summary does not address the deductibility of interest by a Holder who has borrowed money to acquire the common shares. Such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may apply to a Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the common shares, controlled by a non-resident person or a group of non-resident persons that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.

This summary is based on the facts set out herein, the provisions of the Tax Act and Regulations in force as of the date prior to the date hereof, counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed, although no assurance can be given that the Proposed Amendments will be enacted in their current form or at all. This summary does not take into account or anticipate any changes in the law or in the administrative practices or assessing policies of CRA, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in common shares. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Taxation of Resident Holders

The following portion of this summary applies to a Holder who, for the purposes of the Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”). A Resident Holder whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Tax Act to deem the common shares, and every other “Canadian security” (as defined in the Tax Act), held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. Resident Holders should consult their own tax advisors regarding this election.

Dividends

Dividends received or deemed to be received on the common shares will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as such terms are defined in the Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received on the common shares by a Resident Holder that is a corporation will be included in computing its income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” as defined in the Tax Act or a “subject corporation” as defined in subsection 186(3) of the Tax Act may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the common shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. Such Resident Holders should consult their own tax advisors in this regard.

Disposition of common shares

A Resident Holder who disposes, or is deemed to dispose, of a common share (other than on a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) generally will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such common share immediately before the disposition or deemed disposition. The taxation of capital gains and capital losses is generally described below under the heading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a common share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns common shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Additional Refundable Tax

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including any dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income and taxable capital gains. Proposed Amendments announced by the Minister of Finance (Canada) on April 7, 2022 are intended to extend this additional tax and refund mechanism in respect of such investment income to “substantive CCPCs” as defined in such Proposed Amendments and draft legislation implementing such Proposed Amendments that was released on August 9, 2022. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the common shares or realizes a capital gain on the disposition or deemed disposition of the common shares may be liable for alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and at all relevant times: (i) are not resident or deemed to be resident in Canada, and (ii) do not use or hold common shares in the course of a business carried on or deemed to be carried on in Canada (“Non-Resident Holders”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the common shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the Treaty (a “Treaty Holder”) is generally reduced to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a Treaty Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors regarding the application of the Treaty or any other tax treaty.

Disposition of common shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a common shares, nor will capital losses arising therefrom be recognized under the Tax Act, unless the common shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Provided that the common shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq), at the time of disposition, the common shares generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition, (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Tax Act), and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the common shares may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their common shares constitute “taxable Canadian property” in their own particular circumstances.

In the event that a common share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Taxation of Resident Holders – Disposition of common shares” and “Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders whose common shares are taxable Canadian property should consult their own tax advisors.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF COMMON SHARES AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF THE COMMON SHARES.

PLAN OF DISTRIBUTION

Pursuant to an Placement Agency Agreement, dated July 11, 2023 (the “Placement Agency Agreement”), we have engaged Maxim Group LLC (the “Placement Agent”), to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying base prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of the securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. The Placement Agent is not purchasing the securities offered by us in this offering and is not required to assist us in selling any specific number or dollar amount of common shares, but will assist us in this offering on a reasonable best efforts basis.

On July 11, 2023, we entered into a Securities Purchase Agreement directly with certain institutional investors who have agreed to purchase the common shares in this offering.

We expect to deliver the common shares being offered pursuant to this prospectus supplement and accompanying base prospectus on or about July 13, 2023, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay to the Placement Agent: (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering and (ii) to reimburse the Placement Agent up to $40,000 for reasonable and documented fees and expenses of legal counsel and other actual out-of-pocket expenses.

	Per common share	Total
Public offering price per common share	$0.0450	2,315,250.00
Placement Agent fee per common share(1)	$0.00315	162,067.50
Proceeds, before expenses, to us, common shares	$0.04185	$2,153,182.50

We estimate the total expenses payable by us for this offering to be approximately $308,322.65, which amount includes (i) a Placement Agent’s fee of $162,067.50, assuming the purchase of all of the common shares we are offering; (ii) up to $40,000 for the Placement Agent’s accountable expenses; and (iii) other estimated expenses of approximately $107,355.50 which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

Tail Fee

We have also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee if within twelve (12) months following the closing of this offering or any such termination (the “Tail Period”), we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity of the Company or receive any proceeds from, any and all of the investors contacted or introduced to us by the Placement Agent during the Tail Period. We will then pay the Placement Agent upon the closing of such financing or receipt of such proceeds compensation equal to the compensation in this offering.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, including liabilities under the Securities Act, and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Lock-up Restrictions

In the Securities Purchase Agreement, we have agreed, subject to certain exceptions, not to issue or enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or any securities convertible into or exchangeable for common shares or file any registration statement or amendment or supplement thereto common shares or any securities convertible into or exchangeable for common shares for 30 days following the closing date of this offering. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 30 days following the closing date of this offering.

Each of our executive officers, directors have entered into lock-up agreements pursuant to our previous offering, under which these parties have agreed not to sell or otherwise transfer their shares for a period of 90 days after the closing date which is first stated above in this prospectus supplement. These lock-up restrictions are subject to certain exceptions and may be waived by the Placement Agent at any time. As a result of these contractual restrictions, our common shares subject to lock-up agreements will not be eligible for sale, including pursuant to Rules 144 or 701 under the Securities Act, until these agreements expire or the restrictions are waived by the Placement Agent.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services.

Nasdaq Capital Market Listing

Our common shares are currently traded on The Nasdaq Capital Market under the symbol “SYTA.” On July 10, 2023, the last reported sale price of our common share was $0.072 per share.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

SEC registration fee	$255.15	(1)
Placement Agent’s fees	$162,067.50
Placement Agent’s expenses	$40,000
Legal fees and expenses	$80,000
Accounting fees and expenses	$10,000
Transfer agent, printing and miscellaneous fees and expenses	$16,000
Total	$308,322.65

[1]	Represents the portion of the previously paid filing fee for this offering on the Form F-3.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have also been advised by CC Corporate Counsel Professional Corporation, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Canadian law and with respect to the validity of the offered securities under the law of British Columbia, Canada, will be passed upon for us by CC Corporate Counsel Professional Corporation. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York. Loeb & Loeb LLP, New York, New York is acting as counsel for the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of the Company incorporated in this prospectus supplement by reference to our Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Barzily and Co., CPA’s, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may access the documents that we file with the SEC at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.siyatamobile.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 001-39557). These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the Commission that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2022, initially filed with the SEC on May 15, 2023, and as amended by Amendment No. 1 to our Annual Report on Form 20-F/A for the fiscal year ended on December 31, 2022, filed with the SEC on May 18, 2023 (together hereinafter referred to as the “Form 20-F”);

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on January 9, 2023, January 18, 2023, January 19, 2023, January 23, 2023; February 21, 2023; February 23, 2023; February 27, 2023; March 06, 2023; March 13, 2023; March 20, 2023; March 22, 2023; March 27, 2023; March 27, 2023; April 03, 2023; April 06, 2023; April 07, 2023; April 17, 2023; April 24, 2023; April 25, 2023; April 26, 2023; May 03, 2023; May 11, 2023; May 16, 2023; May 17, 2023; May 19, 2023; May 22, 2023; May 24, 2023; June 1, 2023; June 5, 2023; June 12, 2023; June 14, 2023; June 15, 2023; June 20, 2023; June 21, 2023; June 22, 2023; June 28, 2023; July 3, 2023; and July 6, 2023 and

●	the description of our securities registered under Section 12 of the Exchange Act contained in the Form 8-A12B, as filed with the Commission on September 24, 2020, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K submitted to the Commission by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the Commission or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Siyata Mobile Inc., Attn: Chief Financial Officer, 1751 Richardson Street, Suite #2207, Montreal, Quebec Canada H3K-1G6; telephone: 514-500-1181. You may also obtain information about us by visiting our website at https://www.siyatamobile.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

PROSPECTUS

SIYATA MOBILE INC.

$100,000,000

Common Shares

Warrants

Rights

Purchase Contracts

Debt Securities

Units

This prospectus relates to the sale by Siyata Mobile Inc. (the “Company”) from time to time in one or more offerings of up to $100,000,000 aggregate amount of common shares in the capital of the Company (“common shares”), warrants to purchase common shares or Debt Securities (as defined below), or any combination thereof (“Warrants”), subscription rights evidencing the right to purchase common shares or Debt Securities, or any combination thereof (“Rights”), purchase contracts to purchase common shares, Warrants, Rights, Debt Securities, or any combination thereof (“Purchase Contracts”), debt securities of the Company (“Debt Securities”), as well as units that include any of these securities (“Units”) and, collectively with the common shares, Warrants, Rights, Purchase Contracts and Debt Securities, the “securities”).

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

The common shares are traded on the Nasdaq Capital Market under the symbol “SYTA” and the Prior Warrants (as defined herein) are traded on the Nasdaq Capital Market under the symbol “SYTAW.” The closing price of the common shares on the Nasdaq Capital Market on June 30, 2022 was $1.08 per share.

An investment in these securities involves risks. See the section entitled “Risk Factors” on page 11 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2022.

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ABOUT THIS PROSPECTUS

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Siyata”, “Siyata Mobile”, “we”, “our”, “us” and the “Company” refer to Siyata Mobile Inc., a company organized under the laws of British Columbia, Canada.

This prospectus is part of a registration statement on Form F-3 that the Company filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Company may, from time to time sell the securities described in this prospectus in one or more offerings pursuant to this registration statement, or any combination of the securities described in this prospectus. The Company may use the shelf registration statement to sell up to an aggregate of $100,000,000 of securities.

The Company will pay the expenses, other than underwriting discounts and commissions, if any, associated with the sale of the securities pursuant to this prospectus. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and, if applicable, the supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

MARKET INFORMATION

This prospectus and the documents incorporated by reference contain certain industry and market data that were obtained from third-party sources, such as industry surveys and industry publications. This prospectus and the documents incorporated by reference also contain other industry and market data, including market sizing estimates, growth and other projections and information regarding our competitive position, prepared by our management on the basis of such industry sources and our management’s knowledge of and experience in the industry and markets in which we operate (including management’s estimates and assumptions relating to such industry and markets based on that knowledge). Our management has developed its knowledge of such industry and markets through its experience and participation in these markets.

In addition, industry surveys and industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that any projections they contain are based on a number of significant assumptions. Forecasts, projections and other forward-looking information obtained from these sources involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section “Special Note About Forward-Looking Statements” below. You should not place undue reliance on these statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”, which includes information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations and effectively utilize the capital raised therefrom;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to meet the continued listing requirements and standards of the Nasdaq Capital Market, or Nasdaq;

●	our ability to meet our financial operating objectives;

●	the availability of, and our ability to attract, qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and any new business opportunities;

●	our ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents and intellectual property;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights; and

●	the effects of the global COVID-19 pandemic.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors”, and “Business”, and “Incorporation of Certain Documents by Reference”, as well as in our Annual Report on Form 20-F under Item 3. Key Information – D. Risk Factors”, “Item 4. Information on the Company”, and “Item 5. Operating and Financial Review and Prospects” for additional factors that could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all the risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and as of the dates of the documents incorporated herein by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and the documents incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated or expected.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements in this prospectus are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BUSINESS

The Problem

Businesses and organizations that rely on commercial vehicle fleets to carry out critical business functions and operations have historically used two-way radios (“Land Mobile Radios” or “LMR”) to communicate between drivers and headquarters. LMR communication devices have historically encountered several challenges. These devices are typically expensive, generally consisting of older and outdated technology. LMR devices are also limited in their range of communication, as local radio bandwidth is limited. Most devices are restricted to communications in one metro areas with limited connectivity with neighboring areas, agencies or companies, hindering headquarters’ ability to communicate with their vehicles. Occasionally, vehicles communicating through LMR will often encounter a communication “dead zone”, thus hindering these vehicles’ abilities to communicate during times of emergencies. They are single-purpose devices, allowing for communications through “push-to-talk” (“PTT”) broadcasting with limited additional features.

UV350 In-Vehicle Solution

The Uniden® UV350 (the “UV350”) is the world’s first and only smartphone with 4G/LTE capabilities specifically designed for in- vehicle usage, optimizing mobile communications for on the road commercial fleet vehicles. Unlike existing Land Mobile Radio (LMR) technology, that operates over radio signals, the UV350 operates over standard 4G cellular networks. The UV350 received United States Federal Communications Commission’s approval as a cellular device, Industry Canada’s approval, certification of PCS Type Certification Review Board (“PTCRB”), Google GMS certification, and Conformité Européenne (“CE”) and Emark certification. The UV350 and has been certified or approved for manufacturing or sale by several North American wireless carriers, or our “channel partners”, including AT&T, Bell Mobility, Rogers, Verizon and by several international wireless carriers. The UV350’s reputation and approvals from industry leaders represent a barrier to entry for potential direct competitive devices, with North American carrier for in-vehicle devices for fleet communication.

AT&T, our largest channel partner, represented 14% of our revenues in 2020. AT&T did not enter into a master services agreement with the Company, but rather, enters into standard purchase order forms on a per order basis. We do does not obligate AT&T to fulfill any required minimum purchase orders. Our typical purchase order contracts with AT&T involve standard warranties and indemnification, insurance requirement and delivery terms. Each separate purchase order agreement can be terminated by AT&T within 10 days’ notice upon notice of and failure to cure any breach by the Company of such agreement.

The UV350 contains several unique features, including:

●	Android Operating System Compatibility. Android compatibility allows customers to download apps such as a PTT app and have it configured by the wireless carrier to ensure your workers can communicate one-to-one, or in a full group call. Because virtually any Android fleet application can be downloaded, this enables customers to eliminate redundant single-purpose hardware in their fleet vehicles.

●	Noise Cancelation. Best-in-class loud and clear audio in noisy commercial vehicles. Our bundled kit includes a dedicated loud speaker and microphone for both phone calls and Push To Talk (PTT) calls.

●	Economic. Far lower price to customers compared to using multiple single purpose devices which can cost thousands of dollars to purchase, and lots of time to install and maintain. With our UV350, the truck only needs one sim card with a voice and data plan as opposed to using multiple devices with multiple sims and plans. This allows lower monthly fees per vehicle.

●	Safety. With its large display a dedicated palm mic and one-touch buttons for key driver tasks, the UV350 is safe for drivers, allowing them to keep their eyes on the road and hands on the wheel.

●	Wi-Fi Hotspot. Customers can connect up to five devices to the UV350 via Wi-Fi, giving the customers added connectivity options.

●	Always Powered. The UV350 is powered by the vehicle’s battery so it automatically powers on when the vehicle is started up, and it defaults to turn off automatically when the vehicle is turned off. This default setting can be changed for customers who need the device to stay on after the vehicle is shut off. The device is designed to operate properly in any extreme temperature situation.

●	4G/LTE. The UV350 works on the multiple wireless carrier networks which provide the best nation-wide coverage options for customers and is compatible with high speed 4G data networks.

●	Accessories. In addition to the UV350 standard bundle kit which includes everything that customers need to get started, Siyata also offers optional PTT accessories such as a Wired Palm Mic which most PTT customers prefer. For customers whose fleet vehicles travel into areas with limited cellular reception, Siyata offers an outdoor, roof mounted antenna as well as an optional in-line cellular booster to amplify the cellular signal so that fleet vehicles can maintain connection when they are further away from cellular tower sites.

Our Rugged Handheld Solution

Siyata has entered into supply agreements with several North American wireless carriers. The Company believes that additional complementary PTT devices can be offered by Siyata to these wireless carriers. The rugged handheld market, smartphones designed specifically to withstand hardship and exposure, have relatively few competitors, and wireless carriers appear poised to expand their offerings in this category.

Siyata currently offers a rugged handheld clamshell device (UR7) outside of North America for customers who demand a cost-effective high performing PTT device. Another rugged handheld device (UR5) is intended to complement our commercial vehicle devices for international markets and will support popular Push-to-Talk apps. Key vertical markets for rugged handheld devices are construction job sites, warehouses, factories, hotels, retail stores, schools, landscaping crews, special events. Customers who would consider our rugged handheld devices are looking to increase the worker’s productivity, and to reduce their total cost of ownership compared to other devices.

In Q3 2021, Siyata unveiled its next generation rugged device, the SD7. The SD7 is Siyata’s first mission critical push-to-talk device (MCPTT) and is also the first rugged handset that Siyata will offer in North America, expected in the second half of 2021, then in Europe in 2022. With this device, Siyata expects to increase its MCPTT market share not only in the first responder market, but also in the utilities, transportation and waste management markets.

●	Tough & Rugged. Our rugged devices meet the industry standards for ruggedness and water resistance.

●	Large PTT Button. With a large dedicated PTT Button, this makes it easy for customers to use for PTT, as opposed to having to hold down a virtual button on the screen.

●	Loud and Clear. Its powerful speakers ensure loud, clear audio sound quality.

●	Large optional extended. Long lasting battery to keep working for several days, in most customer use cases. The battery can be easily and quickly replaced on short notice.

●	SOS Button. Workers can alert supervisors of emergency situations that occur on the job.

Our Cellular Booster Solution

We offer a full line of cellular boosters, a device intended to form a wireless system to boost cellular reception, under the brand name Uniden®®. We have entered into a partnership whereby Uniden® America Corporation has granted the exclusive license to Siyata Mobile to market cellular signal boosters under the Uniden®® brand name within the U.S. and Canada. As a world-wide leader in wireless communications, Uniden® America Corporation, the North American subsidiary of Japan-based Uniden® Corporation, manufactures and markets wireless consumer electronic products. Based in Fort Worth, Texas, Uniden®®Uniden® sells its products through dealers and distributors throughout North, Central and South America. Uniden®®Uniden® Cellular booster kits solve issues of poor reception, dropped calls, lost data and transmission quality issues that users routinely experience on every cellular network. These easy-to-install cellular booster kits are designed for homes, cabins, offices, and buildings to improve the cellular signal reception indoors, allowing people to use their cellular phones indoors where they previously could not do so. We also offer models designed for vehicles, both wired and wireless boosters, to improve the cellular reception inside a vehicle that is driving in a weak cellular signal area. Uniden® cellular signal boosters offer kits designed to offer cellphone coverage for difference distances, including kits for a small area of 1 or 2 rooms, and more expansive solutions that will cover over 100,000 sq. ft. Our cellular signal boosters are carrier agnostic to ensure the best signal integrity, supporting 2G, 3G, 4G and soon 5G (in development) technologies on all carriers operating in North America.

The Uniden®® U60C 4G Cellular Booster and Uniden®® U65C 4G Cellular Booster are user friendly devices that simply require plugging it into a power source and turning it on. The device will automatically adjust to provide the user with a boosted cellular signal in their trouble zone. These devices range in price starting from a retail price of $347 USD and up. The Uniden®® U60P Cellular Booster, Uniden®® U65P Cellular Booster, and Uniden®® U70P Cellular Booster and available in 3G and 4G versions. These devices are just as easy to install as the consumer boosters but include additional features, such as manual gain control override, LCD status display and input signal display.

The Uniden®® Link 4G Cradle Style Cellular Booster is used for single use case, Uniden®® UM50 4G Cellular Booster works great in cars, vans, first responders, and any situation on the go where you need to expand your coverage zone. The Uniden®® UM2M 4G Cellular Booster is our direct connect unit that works in vehicles connected to your in-vehicle phone or your cellular modem. These devices range in price starting from a retail price of $197 USD and up.

The Uniden®® UM2M 4G Cellular Booster is our newest product in our line up and one of the most promising. We are very excited to launch this item as it is not only great for machine-to-machine application such as in vending and ATM machines, but this booster perfectly complements the company’s Uniden®® UV350 In Vehicle Smartphone. This booster connects directly to the Uniden®® UV350 In Vehicle Smartphone giving the device a much-expanded coverage zone. This is a complete solution that many customers need. The combination of Uniden®® UV350 and Uniden®® M2M 4G Cellular Booster gives our customer the ultimate enterprise class solution to enjoy crystal clear phone calls and lightning fast data speeds.

Industry

Communication, productivity and safety among task workers are the central requirements in business-critical and mission-critical environments. Organizations with remote and disparate workers—from police and firefighters to construction, oil rigs and manufacturing workers—require extremely durable communication solutions that provide reliable and secure voice, data and workflow applications.

The types of vehicles that we provide communication solutions to include school buses, utilities, oil and gas, waste management, snow plows, transportation, construction vehicles, and first responder vehicles. In North America there are, according to the United States Department of Transportation, over 20 million of such vehicles, representing a significant potential customer base for Siyata. Each of these types of vehicles demands superior in-vehicle communications solutions.

A cost-effective solution is essential for both government fleets, such as first responder police vehicles, and commercial enterprises, including construction companies. These industries are concerned with managing and controlling their capital expenditures and operating expenses and they adopt such mindset with their selection of communication devices for their staff and fleets.

These industries are also required to adhere to the current safety and operational requirements, while maintaining the flexibility to adjust to meet future relevant requirements. For example, currently, the fleet managers may only require PTT communications with the drivers, and the ability to track the location of their vehicles. However, latest industry trends require that drivers possess a driver emergency safety app or a workforce automation solution. A communications solution based on the UV350 contains built-in flexibility to adapt with customer demand. The UV350 is a highly connected Internet of Things (IoT) platform which supports downloadable Android apps for future functionality.

There is a demand within our targeted vertical markets to be connected with the First Responder Network Authority (“FirstNet Authority” or “FirstNet”). FirstNet is a nationwide high-speed broadband wireless network providing a single interoperable platform for law enforcement, firefighters, paramedics and other public safety officials in every state, county, locality and tribal area. AT&T has developed a 4G network for organizations or agencies in times of emergencies to communicate and coordinate response efforts. AT&T’s FirstNet network is reserved for “primary” first responder users such as police, fire, and ambulance, and it includes “extended primary” users such as utilities, snow plows, and yellow school buses, who are occasionally summoned for emergencies. The United States Government is increasingly encouraging first-responder organizations and agencies to transition to a FirstNet-based communications network to facilitate communications and coordination during emergencies.

According to the Smithsonian Institute, there approximately 500,000 yellow school buses in the United States. School buses primarily communicate through the existing legacy technology of two-way radios (LMR). Many county school districts own both their own fleet of buses and their own radio towers with two-way radio service coverage that is restricted to within in their county. However, occasionally, when school buses transport students outside their county for field trips and sports events, the drivers are unable to communicate with their dispatchers. The UV350 device addresses this problem since it uses the nationwide cellular networks. Moving from a solely PTT to a cellular-based system also precludes the necessity for counties and school districts to maintain older radio towers.

Our Strategy

Siyata’s primary focus is to increase sales of our UV350 In-Vehicle device, rugged handhelds and cellular boosters in North America and other international markets. With approximately 20 million potential commercial vehicles to pursue in North America, per the United States Department of Transportation, Siyata believes there is large growth potential in this market. Our strategy is to continue to partner with North American and other international wireless carriers in order to interface with new potential customers and expand our customer base. Siyata sales are B2B and we will sell the hardware to the wireless carrier (or their distributors), who will in turn sell the hardware to the fleet vehicle customer.

Siyata already has established distribution relationships with several North American and international carriers and is generating revenue from selected countries outside of North America. Siyata will continue to be strategic in selecting geographic markets with strong demand for our existing solutions. We will identify key distributors in those new markets who can assist us with establishing a market presence.

Siyata is also willing to consider strategic moves such as acquiring a complementary company if the right opportunity presents itself.

Our Pricing

For wireless carriers, they are free to price the device how they choose. In most cases for significant sales opportunities the carriers are willing to subsidize the cost of the device in order to secure the new activations with the associated monthly Average Revenue Per User (ARPU).

Even our unsubsidized full price is competitive compared to other hardware solutions, but when our device is subsidized, the capital and operational expense benefits to customers compared to other solutions are even greater.

Target Markets

Yellow School Buses

There are currently approximately 500,000 active yellow school buses in North America, per the Smithsonian Institute. The majority of these use a two-way LMR radio for voice communications between their dispatchers and the bus drivers. A small percentage of yellow school buses also use a tracking system so that the fleet manager at the local school district headquarters can identify where the buses are at any time. Challenges for school districts include controlling costs, maintaining legacy two-way radio devices and networks, and also the lack of communication with their drivers when buses are beyond the county borders for field trips and sports events. The US Government is also encouraging school districts to incorporate technology that is compatible with FirstNet. Siyata believes that UV350 In-Vehicle device with a Push-to-Talk over Cellular app, a Mobile Device Management (MDM) app, and an emergency response app such as CrisisGo, combined with Siyata’s Wired Palm Mic, Roof Mounted Antenna and In-line Cellular Booster provides a solution to these school districts. This will result in lower Capex and Opex, as well as increased driver safety, increased functionality, and much improved cellular coverage. If the School District selects FirstNet as its wireless carrier partner, then drivers can be assured of communicating with their dispatchers and with neighboring agencies in times of emergencies. This availability of the new FirstNet network is causing many school districts to reconsider their communications solutions, which will benefit Siyata. Siyata is conducting multiple trials and has already commenced sales in this sector.

Utility ‘Bucket Trucks’

Utility businesses in North America operate hundreds of thousands of vehicles, including bucket trucks used by workers to fix or install hydro-lines on utility poles. These trucks require the ability for their dispatchers to communicate with the workers in the truck. These trucks currently primarily incorporate a mix of two-way LMR radio and Push-to-Talk over Cellular (PoC) to communicate. Many bucket trucks also utilize a second weatherproof speaker mounted in the back of the truck in order for dispatchers to communicate with elevated workers operating on hydro lines. Communicating with and relaying important information to workers operating on hydro lines can be challenging. Siyata has developed a custom solution for dispatchers to communicate with the truck, and also an extra amplifier which can power the Utility’s pre-installed second speaker, connected by a simple toggle switch. Siyata has conducted trials with this product with several utility trucks.

First Responder Vehicles

According to the Smithsonian Institute, there are approximately 3 million active First Responder vehicles in the US. Most police vehicles contain “P25” two-way radio devices for PTT voice communication. P25 devices are expensive, with each device costing thousands of USD, along with a ruggedized laptop computer for database lookups which can cost over $2,000 USD. The opportunity for Siyata in the near term is to augment, rather than to replace the P25 in vehicle two-way radio. Police agencies are traditionally less willing to abandon their legacy two-way radio technology. With the launch and growth of FirstNet, police agencies are beginning to adopt FirstNet compatible PTT over cellular devices to enable neighboring agencies to communicate during emergencies. While it is possible to enable P25 two-way radios to talk with PTT over cellular devices, the UV350 is a dedicated PTT over cellular solution which delivers strong audio quality and dependability for first responders. Siyata recognizes opportunities with police agencies in smaller rural communities where two-way radio coverage is more challenging. With Siyata’s roof mounted antenna and in-line cellular booster, the UV350 device can be the solution that allows rural police vehicles to communicate efficiently. Siyata is also currently conducting trials with several ambulance agencies.

Construction Vehicles

Construction companies present a strong customer base for Siyata’s suite of products. Companies operating trucks that deliver gravel or remove soil from construction sites traditionally have used commercial grade two-way LMR radios for voice communication. These vehicles occasionally also integrate technologies such as Automatic Vehicle Location devices so that headquarters can monitor the locations of their trucks. For metro-wide two-way radio coverage, these construction companies are typically paying a small two-way radio company between $20 and $40 USD per month per truck for the use of their towers and repeaters for voice communications between headquarters and their drivers. If the trucks need to travel outside the metro region then they are unable to communicate. The UV350 device delivers loud and clear audio communications while its relatively small footprint fits securely in vehicles. The UV350 can replace the two-way radio devices used in construction company vehicles to make driving simpler and safer. Siyata is currently conducting trials with several construction companies and has already begun sales in this vertical.

Competition

We do not believe that we have any direct competitors within the in-vehicle market category and we believe that no other Company offers an In-Vehicle Smartphone that is approved for sale in North America by wireless carriers. To date, we are not aware of any directly competing devices that are in development.

We have several indirect competitors. Customers could choose a handheld phone along with a professionally installed third party car kit. There are car kit providers who attempt to make their car kits compatible with popular handheld phone models. By comparison, the UV350 device offers enhanced audio quality, safety, and reception. Furthermore, the UV350 is always active and can be used in temperature extremes. Furthermore, the UV350 kit is one complete solution from one supplier, as opposed to buying separately from two different companies and assembling a phone and a car kit that offers no proven compatibility.

Our second indirect competitor are rugged tablets that can be placed in a mount. The UV350 device offers better audio quality, better safety, better cellular reception, and it is always on and ready to be used. Also, compared to a tablet, the UV350 can also make cellular calls including emergency 911 calls whereas the tablet cannot as it is a data only device.

Our third indirect competitor is an In-Vehicle Two-way Radio (LMR). Not only can the UV350 make phone calls which the LMR radio cannot, but the UV350 offers much better coverage due to using the cellular network as opposed to a limited two-way radio network. And the UV350 can support downloadable Android apps and can serve as a modem for IoT devices and as a Wi-Fi hotspot for further connectivity options and more.

Our fourth indirect competition is that global leading LMR vendor has recently announced the TLK 150 In-Vehicle device which is a Push to Talk over Cellular device, compatible only with its own Wave PTT application and does not feature any downloadable apps (fleet management, GPS tracking, live video feed, etc.) nor the ability to make a phone call over the wireless network. This leading LMR vendor sells the TLK 150 In-Vehicle devices directly to customers and through its dealer channel, but not through wireless carriers.

Within the Ruggedized handheld phone category, we have a few direct competitors, including Sonim Technologies, Inc., Kyocera Corporation and Bullet Mobile using the CAT brand who produce rugged handheld devices. Samsung Electronics Co. Ltd. also offer some of their consumer cellular devices in a more rugged form factor. There are also several Chinese companies who manufacture rugged devices but are less active in the North American markets.

Within the Cellular Booster category, we have several direct competitors, including Wilson Electronics, LLC, Nextivity Inc., and SureCall Company.

Employees

As of March 31, 2022, we had 27 full-time employees and no part-time employees. Ten of our employees are located in Israel, with three performing sales functions, four performing research and development functions, and four performing operations. Of the remaining 17 employees, 13 are located in Canada, with six performing sales functions and nine performing operational functions and 4 are located in the USA, all performing sales functions.

Intellectual Property

We own two patents that we acquired from ClearRF, as discussed below, and we have entered into several licensing agreements for the use of a trademark and certain patents.

Uniden® America Corporation

In December 2012, Signifi Mobile, the Company’s wholly-owned subsidiary entered into a license agreement with Uniden® America Corporation, as amended (the “Uniden® Agreement”). The Uniden® Agreement provides for the Company to use the trademark “Uniden®®”, along with associated designs and trade dress to distribute, market and sell its In-Vehicle device, cellular signal booster and accessories during its term in North America. The agreement includes renewal options up to December 31, 2022 and is subject to certain minimum royalties. The license agreement is amortized on a straight-line basis over its five-year term.

Wilson Electronics LLC

Effective January 1, 2018, Signifi Mobile Inc., the Company’s wholly-owned subsidiary, entered into an agreement with Wilson Electronics, LLC to permit the Company to utilize several of Wilson Electronics’ patents related to cellphone boosters (the “Wilson Agreement”). The Wilson Agreement grants the Company an indefinite right to utilize its cellphone booster-related patents in exchange for paying Wilson Electronics, LLC a royalty fee for boosters sold by the Company. The Wilson Agreement remains in force until the Wilson patents on the Booster products expire.

Via Licensing Corporation

Effective June 8, 2018, the Company entered into two separate licensing agreements with Via Licensing Corporation to utilize worldwide patents related to the coding and decoding of “android” software as well as access and download within the “LTE/ 4G” network. This patent is for an initial period of 5 years and can be extended for a further 5-year term. The Company has the right at any time during the term on any extension hereof, to terminate these agreements upon providing 60 days advanced notice of termination. The quarterly royalty fees are based solely on product sales and is a percentage formula based upon the number of units sold, the country manufactured and the country location of the end customer. There are no minimum royalty fees payable according to the agreement.

e Wave Mobile Ltd.

Effective October 1, 2017, the Company entered into an Asset Purchase Agreement with eWave Mobile Ltd. (“eWave”) for the purchase of certain distribution rights and contracts in connection with the right to sell and distribute in Israel certain cellular devices for the push to talk market (the “eWave Supplies”) in exchange for $700,000 and the Company issuing an amount equal to USD$700,000 to the Company. Additionally, the Company shall pay eWave 50% of the net profit from all sales the Company earns from the eWave Supplies from 2017 – 2018, and then 25% thereafter.

Clear RF, LLC

On March 31, 2021, the Company’s indirectly and wholly-owned subsidiary ClearRF Nevada Inc. acquired all of the issued and outstanding interests of Clear RF, LLC, or ClearRF, a Washington State limited liability company, for a total purchase price of $700,000 in a combination of cash and common shares. ClearRF produces M2M (machine-to-machine) cellular amplifiers for commercial and industrial M2M applications and offers patented direct connect cellular amplifiers and patented auto gain & oscillation control designed for M2M and “internet-of-things” (IoT) applications. Two patents (described below) held by ClearRF were subsequently transferred and assigned to Signifi Mobile Inc. following the closing of this acquisition.

i.	RF Passive Bypass technology enables tethered devices to communicate through the amplifier network, even if the amplifier loses power, or when the signal is not required, a key differentiator amongst competitors, in particular for mission-critical applications and first responder vehicles that require constant clear cellular coverage and connectivity.

ii.	Auto Gain & Oscillation Control detects the level of incoming signal strength and self-adjusts output power to ensure maximum signal strength. This feature is vital for telematics (mobile) M2M applications because the amplifier will be in constant motion and will require periodic self-adjustment based on changing incoming signal environment.

Seasonality

The Company does not experience any effects of seasonality it its business. Our products are designed to function at full capacity under all weather conditions and therefore, we do not experience any shifts in our sales patterns.

Facilities

The Company’s headquarters are located at 1001 Lenoir Street, Suite A-414, Montreal, QC H4C 2Z6, with approximately 4,472 square feet of space. The Company entered into a lease agreement for its property for a five-year term, beginning on July 1, 2020 (the “Lease”). The Lease is set to expire on May 31, 2024. Under the Lease, the Company pays Net Rent of $12.00 per square foot per annum, approximately $53,664 annum, payable in monthly equal installments.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Going Concern

Our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2020, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Corporate History and Structure

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24,1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3,2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc.

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

The Company was registered with the TSXV under the symbol SIM, commenced trading on OTCQX under the symbol SYATF from May 11, 2017 until September 25, 2020, at which time the Company’s common shares were listed only on the Nasdaq Capital Market.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Recent Developments

●	We have experienced an increase of sales of our cellular boosters as more people are working remotely as a result of the COVID-19 pandemic but our overall sales during the pandemic have remained similar to its sales in 2019 during this time period with a shift towards increased sales in North America in the first responder market. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or ability to raise funds. We plan to address any going concerns from the pandemic by continuing to increase its sales in North America is a substantial larger market than we have sold in the past. In addition, our cellular distribution business should remain strong during this time since more individuals will continue to work from home. We also expect the proceeds from this offering to allow us to cover any shortfall that we may incur until the pandemic is no longer a worldwide issue. In addition, we believe that our cellular booster business remains strong during the COVID-19 pandemic as more individuals continue to work from home, requiring improved cellular reception.

●	On April 8, 2021, the British Columbia Securities Commission (“BCSC”) issued an order to cease the trading in our common shares because we had not timely filed with the BCSC our annual audited financial statements for the year ended December 31, 2020, our annual management’s discussion and analysis for the year ended December 31, 2020, the annual information form for the year ended December 31, 2020 and the certification of annual filings for the year ended December 31, 2020. We subsequently filed the noted items and the cease trading order was revoked by the BCSC on July 8, 2021. We are currently in compliance with all BCSC requirements as of the date of this prospectus.

●	On August 20, 2021, the British Columbia Securities Commission (“BCSC”) issued an order to cease the trading in our common shares because we had not timely filed with the BCSC our interim financial report for the period ended June 30, 2021, our interim management’s discussion and analysis for the period ended June 30, 2021 and the certification of interim filings for the period ended June 30, 2021. We subsequently filed the noted items and the cease trading order was revoked by the BCSC on October 15, 2021. We are currently in compliance with all BCSC requirements as of the date of this prospectus.

●

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per share (“Conversion Price”) of our common shares. We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) common shares (after common shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the common shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per common share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the common shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders. As of December 3, 2021, we incurred an event of default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default”, the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into common shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000. If the Company issues any Equity Interests, other than Exempted Securities, for aggregate proceeds to the Company of greater than $10,000,000, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of Lind Partners, the Company will direct 20% of such proceeds to reduce the principal balance of the Lind Note. Based on a $20,000,000 offering, 20% of said proceeds, or $4,000,000, will be used by the Company to reduce the principal balance of the Lind Note. If the Company issues any equity interests issued, subject to certain exemptions, at an effective price per share that is less than the exercise price of the Lind Warrant then in effect or without consideration, then the exercise price of the Lind Warrants shall be reduced to a price equal to the consideration per share paid for such additional common shares. Based on this offering at $2.30 per share, the Lind Warrants would be repriced to $2.30. Prior to this offering, the exercise price of the Lind Warrants is $4.00 per share. If the Company issues any equity interests, subject to certain exemptions, at an effective price per share that is less than the conversion price of the Lind Notes then in effect or without consideration, then the conversion price of the Lind Notes shall be reduced to a price equal to the consideration per share paid for such additional common shares. Based on this offering at $2.30 per common share, the conversion price of the Lind Note would be repriced to $2.30, which would result in 3,130,435 shares to be issued upon conversion of the full $7,200,000 Lind Note. Prior to this offering, the conversion price is $10.00 per share and the shares issued upon conversion of the full $7,200,000 Lind Note would be 720,000.

See “Description of Share Capital – The Lind Partners Senior Secured Convertible Note and Warrant” for more information.

●	On October 6, 2021, Siyata Mobile completed a major milestone and entered into a working partnership with a global leading U.S. distributor (“Leading U.S. Distributor”) for its recently launched SD7 mission-critical push-to-talk (MCPTT) ruggedized handheld device. The companies signed an addendum to their Master Service Agreement (MSA) appointing the Leading U.S. Distributor as a non-exclusive SD7 marketing and distribution partner. The Leading U.S. Distributor, the leading global land mobile radio (LMR) vendor, will be marketing the SD7 both in North America as well as in international markets, selling both directly and in partnership with us.

Corporate Information

Our principal executive offices and headquarters are located at 1001 Lenoir Street, Suite A-414, Montreal, QC H4C 2Z6 and our phone number is +1-514-500-1181. We maintain a corporate website at www.siyatamobile.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Nasdaq Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol “SYTA” and our Prior Warrants are listed on the Nasdaq Capital Market under the symbol “SYTAW.” We currently do not plan to apply to list any other of the securities on any national securities exchange.

The Securities the Company May Offer

The Company may sell, in one or more offerings pursuant to this prospectus and the applicable prospectus supplement, up to $100,000,000 aggregate amount of common shares, Warrants, Rights, Purchase Contracts, Debt Securities and Units listed on the cover page of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors presented in “Item 3. Key Information—3.D. Risk Factors” of the Form 20-F, which is incorporated herein by reference, and all of the other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, as well in our other filings with the Commission. Please see the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of common shares, Warrants, Rights, Purchase Contracts, Debt Securities and/or Units comprised of any of the foregoing securities as shall have a maximum aggregate offering amount of $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

REASONS FOR THE OFFER AND USE OF PROCEEDS

We are raising capital to expand and grow our business. Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from our sale of securities under this prospectus will be used for, in no particular order of magnitude, capital expenditures, expansion of our marketing efforts, investments in or advances to our subsidiaries, acquisitions of complementary businesses, debt reduction or debt refinancing, capital expenditures, working capital and other general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the Commission and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, see “ITEM 5. “Operating And Financial Review And Prospects – B. Liquidity and Capital Resources – SHARE CAPITAL” in the Company’s Annual Report on Form 20-F.

Common Shares

For a description of our common shares, see “Description of common shares”, below.

Warrants Issued January 11, 2022

Overview

The following summary of certain terms and provisions of the Warrants issued January 11, 2022 (the “January 22 Warrants”) is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between Computershare Inc. and Computershare Trust Company, N.A. (together, the “Warrant Agent”) and the Company (the “Warrant Agreement”), and the form of the January 22 Warrants, both of which are filed as exhibits to the registration statement relating to the offer and sale of such warrants, which is not incorporated herein.

The January 22 Warrants entitle the registered holder to purchase common shares at a price equal to $2.30 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of common shares issuable upon exercise of the January 22 Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the January 22 Warrants will not be adjusted for issuances common shares at prices below its exercise price.

Exercisability. The January 22 Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The January 22 Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common shares issuable upon exercise of the Warrants until the expiration of the January 22 Warrants. If we fail to maintain the effectiveness of the registration statement and a current prospectus relating to the common shares issuable upon exercise of the January 22 Warrants, the holders of the January 22 Warrants will have the right to exercise the January 22 Warrants solely via a cashless exercise feature provided for in the January 22 Warrants, until such time as there is an effective registration statement and a current prospectus.

Exercise Limitation. A holder may not exercise any portion of a January 22 Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common shares after exercise, as such percentage ownership is determined in accordance with the terms of the January 22 Warrants, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the January 22 Warrants is no less than 100% of public offering price of the Units offered by the Company in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional common shares will be issued upon exercise of the January 22 Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.

Transferability. Subject to applicable laws, the January 22 Warrants may be offered for sale, sold, transferred or assigned without our consent. However, the January 22 Warrants will not trade on the Nasdaq Capital Market and no trading market is expected to develop for the Warrants.

Warrant Agent; Global Certificate. The January 22 Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The January 22 Warrants were will initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the January 22 Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the January 22 Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the January 22 Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The January 22 Warrant holders do not have the rights or privileges of holders of common shares or any voting rights until they exercise their warrants and receive common shares. After the issuance of common shares upon exercise of the January 22 Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The January 22 Warrants and the Warrant Agreement are governed by New York law.

Prior Warrants

Overview. Our warrants that were issued in conjunction with our initial public offering on the Nasdaq Capital Market (“Prior Warrants”) were listed on the Nasdaq Capital Market and currently trade under the symbols “SYTAW.”

The following summary of certain terms and provisions of the Prior Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Warrant Agent, and the form of Prior Warrants, both of which are filed as exhibits to the registration statement for that offering which is not incorporated herein by reference.

The Prior Warrants entitle the registered holder to purchase common shares at a price equal to $6.85 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of the initial public offering in September, 2020.

The exercise price and number of common shares issuable upon exercise of the Prior Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Prior Warrants will not be adjusted for issuances of common shares at prices below its exercise price.

Exercisability. The Prior Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Prior Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Prior Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common shares issuable upon exercise of the Prior Warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common shares issuable upon exercise of the Prior Warrants, the holders of the Prior Warrants shall have the right to exercise the Prior Warrants solely via a cashless exercise feature provided for in the Prior Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Prior Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the Prior Warrants is no less than 100% of public offering price of the Units that were previously offered by the Company. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional common shares will be issued upon exercise of the Prior Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Prior Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Prior Warrants were issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Prior Warrants were initially represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Prior Warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Prior Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prior Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Prior Warrant holders do not have the rights or privileges of holders of common shares or any voting rights until they exercise their warrants and receive common shares. After the issuance of common shares upon exercise of the Prior Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Prior Warrants and the warrant agency agreement are governed by New York law.

The Lind Partners Senior Secured Convertible Note and Warrant

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per common share (“Conversion Price”). We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) common shares (after common shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the common shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per common share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the common shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders. As of December 3, 2021, we incurred an event default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default”, the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into common shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000.

The Company will have the right to buy-back the outstanding face value of the Lind Partners Note at any time with no penalty (“Buy-Back Right”). Should the Company exercise its Buy-Back Right, Lind will have the option to convert up to 25% of the face value of the Note at the lesser of the Conversion Price or Repayment Price. Additionally, the Lind Partners Note ranks senior to other Company debt, excluding certain debt facilities, and is secured over Company assets, as more fully detailed in the Purchase Agreement and Note.

Further, the Purchase Agreement provides that Lind will also receive a common shares purchase warrant to purchase up to 2,142,857 shares of the Company’s common shares (“Lind Partners Warrant”). The Lind Partners Warrant may be exercisable with cash payment for 60 months with an exercise price of USD$4.00 per common share and may be exercised on a cashless basis in the event that a registration statement covering the underlying common shares is not deemed effective. Additionally, in the event that, on any day following the date that is 120 calendar days after the Issue Date, the Holder is not able to exercise all or any portion of the Lind Partners Warrant, the Company shall, at the Holder’s election, within 90 calendar days following receipt of a written notice from the Holder (the “Alternate Issuance Notice”) be required, with respect to all or any portion of the Lind Partners Warrant, as applicable, that cannot be exercised, to pay to the Holder an amount of cash equal to the Alternate Issuance Value (as defined below) of the portion of the Lind Partners Warrant that is not exercisable due to the Issuance Cap (as defined below) on the date of such Alternate Issuance Notice (the “Alternate Issuance Shares”). In the event of any Alternate Issuance, the Exercise Shares shall be reduced by the amount of Alternate Issuance Shares. As defined in the Lind Partners Warrant, the “Alternate Issuance Value” means a value equal to the number of common shares as to which the Lind Partners Warrant is sought to be exercised (as indicated on the Exercise Notice), multiplied by a per share price equal to the VWAP for the Trading Day immediately preceding the intended date of exercise minus the Exercise Price.

If the Company issues any Equity Interests, other than Exempted Securities, for aggregate proceeds to the Company of greater than $10,000,000, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of Lind Partners, the Company will direct 20% of such proceeds to reduce the principal balance of the Lind Note. Based on this $20,000,000 offering, 20% of said proceeds, or $4,000,000, will be used by the Company to reduce the principal balance of the Lind Note. If the Company issues any equity interests, subject to certain exemptions, at an effective price per share that is less than the exercise price of the Lind Warrant then in effect or without consideration, then the exercise price of the Lind Warrants shall be reduced to a price equal to the consideration per share paid for such additional common shares. Based on this capital raise at $2.300 per share, the Lind Warrants would be repriced to $2.30. Prior to this offering, the exercise price of the Lind Warrants is $4.00 per share. If the Company issues any equity interests issued, subject to certain exemptions, at an effective price per share that is less than the conversion price of the Lind Notes then in effect or without consideration, then the conversion price of the Lind Notes shall be reduced to a price equal to the consideration per share paid for such additional common shares. Based on the offering at $2.30 per common share, the conversion price of the Lind Note would be repriced to $2.30, which would result in 3,130,435 shares to be issued upon conversion of the full $7,200,000 Lind Note. Prior to this offering, the conversion price is $10.00 per share and the shares issued upon conversion of the full $7,200,000 Lind Note would be 720,000.

Both the Lind Partners Note and the Lind Partners Warrant contain certain anti-dilution protection in certain circumstances. In connection with the transaction, the Company filed a registration statement covering the common shares underlying the Lind Partners Note and Lind Partners Warrant. The Lind Partners Note and Lind Partners Warrant also include a common share issuance cap preventing the Company from issuing Conversion Shares or Warrant Shares, as the case may be, in the event that any such issuance would violate any issuance restrictions of the Trading Market, after taking into account all of the Investor Shares (the “Issuance Cap”), as more fully detailed in the Lind Partners Note and Lind Partners Warrant.

Concurrently with the execution of the Purchase Agreement, the Company, its subsidiaries and Lind entered into certain security agreements and guarantees as more fully detailed in the Purchase Agreement.

The Securities Agreement requires that the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the 90th calendar day following the date hereof for the purpose of obtaining the Shareholder Approval; provided, however, such 90 calendar days shall be increased to 120 calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained. Prior to any such shareholder meeting, the Company shall timely file a proxy circular pursuant to NI 51-102 in compliance in all material respects with the provisions of the Company’s constating documents and all applicable Law.

The Purchase Agreement contains customary representations and warranties of the Company and Lind. In addition, the Note contains restrictive covenants and event of default provisions that are customary for transactions of this type.

Lind may sell all, some or none of the common shares issuable upon conversion of the Lind Partners Note or exercise of the Lind Partners Warrant pursuant to a registration statement declared effective on December 3, 2021.

DESCRIPTION OF COMMON SHARES

The following description of our common shares and provisions of our articles are summaries and do not purport to be complete. The following summary is not complete and is qualified in its entirety by our articles and notice of articles, and the actual terms and conditions of such shares.

We are authorized to issue an unlimited number of common shares with no par value. We have 15,120,524 common shares issued and outstanding as of June 30, 2022, excluding 1,183,023 common shares that may be granted in the future under our equity incentive plan. We currently only have one class of issued shares, being the common shares, which have identical rights in all respects and rank equally with one another. On September 20, 2020, the Company consolidated our issued and outstanding common shares on a 145-to-1 basis.

Our common shares are listed on the Nasdaq Capital Market and currently trade under the symbols “SYTA.”

All of our issued and outstanding common shares are fully paid and non-assessable. Unless the board of directors determine otherwise, each holder of our common shares will not receive a certificate in respect of such common shares. Our shareholders may freely hold and vote their common shares.

Subject to the provisions of the Business Corporations Act (British Columbia) (“BCBCA”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which cany rights and privileges that are preferential to the rights attaching to common shares. No share may be issued at a discount except in accordance with the provisions of the BCBCA. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

The holders of common shares are entitled to vote at all meetings of the shareholders of the Company except meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the Board of Directors. After payment of all outstanding debts, the holders of common shares shall be entitled to receive the remaining property of the Company upon the liquidation, dissolution or winding-up thereof.

DESCRIPTION OF WARRANTS

We are registering Warrants to purchase Debt Securities, common shares, or any combination thereof. We may issue Warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities and may or may not be transferable. Each series of Warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any Warrants, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriters will agree to purchase any securities underlying such Warrants that remain unpurchased upon the expiration of such Warrants. The issuance of Warrants is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the Warrants offered thereby, including the following:

●	the title of the Warrants;

●	the aggregate number of the Warrants;

●	the price or prices, if any, at which the Warrants will be issued;

●	the currency or currency units in which the offering price, if any, and the exercise price, are payable;

●	the extent to which the Warrants are not transferable;

●	the designation, number or principal amount and terms of the Debt Securities and/or common shares purchasable upon exercise of the Warrants;

●	the designation and terms of the other securities, if any, with which the Warrants are issued and the number of Warrants issued with each security;

●	the date, if any, on and after which the Warrants and the related underlying securities will be separately transferable;

●	the price at which each underlying security purchasable upon exercise of the Warrants may be purchased;

●	the date on which the right to exercise the Warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout the period, the specific date or dates on which you may exercise the Warrants;

●	whether the Warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a Warrant included in a Unit will correspond to the form of the unit and of any security included in that Unit;

●	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the maximum or minimum number of the Warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	in connection with Warrants denominated as Rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

●	the anti-dilution provisions of the Warrants, if any;

●	any redemption or call provisions;

●	whether the Warrants may be sold separately or with other securities as part of Units;

●	any material Canadian and United States federal income tax consequences;

●	the material terms of any standby underwriting arrangement entered into by us in connection with any Warrants; and

●	any other terms of the Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the Warrants.

DESCRIPTION OF RIGHTS

We may issue to our shareholders Rights to purchase our common shares, or Debt Securities. The following description sets forth certain general terms and provisions of the Rights that we may offer pursuant to this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement. The particular terms of the Rights and the extent, if any, to which the general terms and provisions may apply to the Rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the Rights, rights agreement (if any) or Rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement (if any) and Rights certificate for additional information before you decide whether to purchase any of our Rights.

Rights may be issued independently or together with any other security offered by this prospectus, or any combination of those securities in the form of Units, as described in the applicable prospectus supplement, and may or may not be transferable by the shareholder receiving the Rights in the Rights offering. Each series of Rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The Rights agent, if any, will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. In connection with any Rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the Rights offering, or offer these securities to other parties who are not our shareholders. A copy of the form of Rights certificate will be filed with the Commission each time we issue Rights, and you should read that document for provisions that may be important to you. The issuance of Rights is subject to our articles and notice of articles, the BCBCA, the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

The applicable prospectus supplement relating to any Rights will describe the terms of the offered Rights, including, where applicable, the following:

●	the date for determining the shareholders entitled to the Rights distribution;

●	the exercise price for the Rights;

●	the number of Rights issued to each shareholder and the aggregate number of Rights issued;

●	the exercise price payable for each common share or Debt Security upon the exercise of the Rights;

●	the number and terms of the common shares or Debt Securities which may be purchased per Right;

●	the extent to which the Rights are transferable and the date, if any, on and after the Rights may be separately transferred;

●	the date on which the right to exercise the Rights will commence and the date on which the right to exercise the Rights will expire;

●	the method by which holders of Rights will be entitled to exercise;

●	the conditions to the completion of the offering; if any;

●	the withdrawal, termination and cancellation rights, if any;

●	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting arrangement entered into by us in connection with the Rights offering; and

●	any other terms of the Rights, including terms, procedures and limitations relating to the exchange and exercise of the Rights;

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common shares or other securities, as applicable, purchasable upon exercise of the Rights. The issuance of rights agreements is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and shareholders at a general meeting.

Rights Agent

The Rights agent (if any) for any Rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, Warrants, Rights, Debt Securities, or any combination thereof, at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Purchase Contracts. The Purchase Contracts also may require us to make periodic payments to the holders of the Purchase Contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The Purchase Contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the Purchase Contracts. The securities related to Purchase Contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of the Purchase Contracts to purchase the underlying security or property under the related Purchase Contracts. The rights of holders of Purchase Contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of Purchase Contracts will be permitted to withdraw the pledged securities related to such Purchase Contracts from the pledge arrangement.

Subject to any restrictions under to our articles, notice of articles, or the BCBCA, the Purchase Contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our common shares, Warrants, Rights, Debt Securities, or any combination thereof.

The prospectus supplement relating to any particular issuance of Purchase Contracts will describe the terms of the Purchase Contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Purchase Contracts, which will be filed with the Commission each time we issue purchase contracts. U.S. federal income tax considerations applicable to the Purchase Contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, Debt Securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior Debt Securities or subordinated Debt Securities under separate indentures between us and an indenture trustee to be named in a prospectus supplement, which may be supplemented or amended from time to time following their execution. The senior Debt Securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. The subordinated Debt Securities will be our direct, unsecured general obligations. The subordinated Debt Securities will be subordinate and junior in right of payment to all senior indebtedness and, in certain circumstances relating to our dissolution, winding-up, liquidation, or reorganization, to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Senior Debt Securities would be issued under a senior indenture and subordinated Debt Securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the “indenture”, and collectively as the “indentures.” We will file the indentures as an exhibit to a Form 6-K or as an amendment to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus.

The particular terms of a series of Debt Securities will be described in a prospectus supplement relating to such series of Debt Securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of Debt Securities that we may issue, and neither the senior Debt Securities nor the subordinated Debt Securities will be secured by any of our property or assets. Thus, by owning Debt Securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of Debt Securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus and their terms may vary from the description set forth herein. Because this section is a summary, it does not describe every aspect of the Debt Securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of Debt Securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The Debt Securities may be denominated and payable in U.S. dollars. We may also issue Debt Securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue Debt Securities as part of any Units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the Debt Securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating interest rate.

We are not obligated to issue all Debt Securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding Debt Securities of that series, for the issuance of additional Debt Securities of that series. Additional Debt Securities of a particular series will have the same terms and conditions as outstanding Debt Securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding Debt Securities; provided, however, that if such additional Debt Securities are not fungible with the outstanding Debt Securities of such series for U.S. federal income tax purposes, the additional Debt Securities will have a separate CUSIP number.

If we denominate the purchase price of any of the Debt Securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies in the applicable prospectus supplement.

The prospectus supplement will set forth, among other things:

●	the title of Debt Securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the Debt Securities;

●	whether the Debt Securities will be senior Debt Securities or subordinated Debt Securities, and if they are subordinated Debt Securities, the terms of the subordination;

●	any limit on the aggregate principal amount of the Debt Securities and the right, if any, to extend such date or dates;

●	the date or dates on which we will pay the principal on the Debt Securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Debt Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the right, if any, to extend the interest periods and the duration of that extension;

●	the place or places where principal of, and premium and interest on, the Debt Securities will be payable;

●	the terms and conditions upon which we may redeem the Debt Securities;

●	any obligation we have to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Debt Securities;

●	the dates on which and the price or prices at which we will repurchase Debt Securities at the option of the holders of Debt Securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

●	whether the Debt Securities will be issued in the form of certificated Debt Securities or global Debt Securities;

●	the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the designation of the currency or currencies in which payment of principal of, and premium and interest on, the Debt Securities will be made if other than U.S. dollars;

●	any provisions relating to any security provided for the Debt Securities;

●	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the Debt Securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the Debt Securities;

●	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the Debt Securities;

●	any other terms of the Debt Securities, which may modify or delete any provision of the indenture as it applies to that series;

●	if and as applicable, the terms and conditions of any right to exchange for or convert Debt Securities of the series into shares of our common shares or other securities or another person; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered Debt Securities.

We may issue Debt Securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement. The issuance of Debt Securities is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and, if applicable, shareholders at a general meeting.

Exchange and Transfer

Debt Securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any Debt Security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

●	register the transfer of or, exchange any, Debt Security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

Global Securities

The Debt Securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or its nominee; and

●	bear any required legends.

No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

●	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

●	an event of default with respect to the Debt Securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the Debt Securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the Debt Securities registered in their names;

●	will not be entitled to physical delivery of certificated Debt Securities; and

●	will not be considered to be holders of those Debt Securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the Debt Securities unless otherwise indicated in the prospectus supplement. Payment of interest on a Debt Security on any interest payment date will be made to the person in whose name the Debt Security is registered at the close of business on the regular record date. Payment on Debt Securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys paid by us to a paying agent for payment on any Debt Security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Paying Agent

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor assumes our obligations on the Debt Securities and under the indenture pursuant to a supplemental indenture or other agreements in form reasonably satisfactory to the trustee;

●	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

●	certain other conditions are met.

Event of Default

Event of default means, with respect to any series of Debt Securities, any of the following:

●	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of that default for a period of 90 days;

●	default in the payment of principal of, or premium on, any Debt Security of that series when due and payable;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of that series as provided in the indenture;

●	certain events of bankruptcy, insolvency or reorganization of our Company; and

●	any other event of default provided with respect to Debt Securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of Debt Securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the Debt Securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture may provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding Debt Securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series.

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to Debt Securities of that series; and

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and offered indemnity satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that Debt Security on or after the due dates expressed in that Debt Security and to institute suit for the enforcement of such payment.

The indenture may require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture may provide that the trustee may withhold notice to the holders of Debt Securities of any series of any default or event of default (except in payment on any Debt Securities of that series) with respect to Debt Securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those Debt Securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of Debt Securities of the series affected by the modifications or amendments in order to:

●	cure any ambiguity, defect or inconsistency, provided that the interests of the holders are not adversely affected;

●	conform the text of the indenture or the Debt Securities to any corresponding provision of this “Description of Debt Securities”, as evidenced by an officer’s certificate;

●	provide for the issuance of additional Debt Securities;

●	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

●	add covenants or make any change that would provide any additional rights or benefits to the holders of the Debt Securities;

●	add guarantees with respect to the Debt Securities;

●	provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	secure the Debt Securities;

●	add or appoint a successor or separate trustee;

●	make any change that does not adversely affect the interests of any holder of Debt Securities; or

●	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the Debt Securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series, and our compliance with any provision of the indenture with respect to the Debt Securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding Debt Security of the affected series:

●	reduce the principal amount, any premium or change the fixed maturity of any Debt Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Debt Securities;

●	change the place of payment or currency in which principal, any premium or interest is paid;

●	impair the right to institute suit for the enforcement of any payment on the Debt Securities;

●	waive a payment default with respect to the Debt Securities;

●	reduce the interest rate or extend the time for payment of interest on the Debt Securities;

●	make any change to the amendment and modification provisions in the indenture; or

●	reduce the percentage in principal amount outstanding of Debt Securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding Debt Securities of an affected series may, on behalf of the holders of all Debt Securities of such series, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may, on behalf of the holders of all the Debt Securities of such series, waive any past default under the indenture with respect to such Debt Securities and its consequences, except a default in the payment of the principal of, or premium or any interest on, any Debt Security or in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding Debt Securities of the affected series; provided, however, that the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture may provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the Debt Securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture may provide that, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the Debt Securities of the applicable series, or covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the Debt Securities of the applicable series; and

●	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the Debt Securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the Debt Securities of a series may be convertible into or exchangeable for common shares or other securities of us or another entity. We will describe in the applicable prospectus supplement, among other things, any required shareholder approvals for the conversion and issuance of shares, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of Debt Securities, and provisions affecting conversion or exchange in the event of the redemption of that series of Debt Securities.

Governing Law

The indenture and the Debt Securities, and any claim, controversy or dispute arising under or related to the indenture or the Debt Securities, will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF UNITS

We may issue Units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the Units that we may offer pursuant to this prospectus. The particular terms of the Units and the extent, if any, to which the general terms and provisions may apply to the Units so offered will be described in the applicable prospectus supplement. The issuance of Units is subject to our articles and notice of articles, the BCBCA, and the prior approval of the board of directors and shareholders at a general meeting.

We will incorporate by reference from reports that we file with the Commission, the form of unit agreement that describes the terms of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable prospectus supplements related to the particular series of Units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the Units.

Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the Unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of Units will be filed with the Commission each time we issue Units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of Units will describe the terms of those Units, including, to the extent applicable, the following:

●	the designation and terms of the Units and the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

●	any provision of the governing unit agreement that different from those described below; and

●	whether the Units will be issued in fully registered or global form.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of common shares”, “Description of Warrants”, “Description of Rights”, “Description of Purchase Contracts” and “Description of Debt Securities” will apply to each Unit, as applicable, and to any common share, Warrant, Right, Purchase Contract or Debt Security, included in each Unit, as applicable.

COMPARISON OF BRITISH COLUMBIA AND DELAWARE CORPORATE LAW

The Company is a corporation governed by the BCBCA. The BCBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the BCBCA, and the Company’s articles and notice of articles.

	Delaware	British Columbia (Canada)
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA and the Company’s articles, certain company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders, in person or by proxy, that carry the right to vote on the resolution.

A special resolution is a resolution passed at a shareholders’ meeting by a two-thirds majority of the votes cast by shareholders, in person or by proxy, that carry the right to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected. Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote.

	Delaware	British Columbia (Canada)

The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Special Vote Required for Combinations with Interested Stockholders/ Shareholders	Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder. For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.	The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

	Delaware	British Columbia (Canada)
Appraisal Rights; Rights to Dissent	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing	The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction. Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.	The BCBCA provides that if, within four months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within five months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within two months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

	Delaware	British Columbia (Canada)
Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaw	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than four months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCBCA, unless its charter or an enactment provides otherwise, a company may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent. The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

	Delaware	British Columbia (Canada)
Vacancies on Board of Directors	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and the Company’s articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and the Company’s articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.	The Company’s articles allow for the removal of a director by special resolution of the shareholders.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

	Delaware	British Columbia (Canada)
Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to the Company’s share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

	Delaware	British Columbia (Canada)
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

As permitted by the BCBCA, the Company’s articles require it to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCBCA.

	Delaware	British Columbia (Canada)
Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

	Delaware	British Columbia (Canada)
Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

	Delaware	British Columbia (Canada)
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as “advance notice bylaws”, that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of the Company’s issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to the Company in advance of any proposed meeting by delivering a timely written notice in proper form to the Company’s registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

TAX

The material tax consequences of any offering of securities will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers;

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities or in the form of securities such as common shares or warrants. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may directly solicit offers to purchase the securities being offered by this prospectus and may also engage in “at-the-market” offerings as defined in Rule 415 of the Securities Act. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable Commission rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, common shares may be issued upon conversion of or in exchange for Debt Securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or Warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Canadian law and with respect to the validity of the offered securities under the law of British Columbia, Canada, will be passed upon for us by Cassels Brock & Blackwell LLP. Certain legal matters with respect to New York law, the validity of the Debt Securities under New York law, and U.S. federal securities law will be passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements for the years ended December 31, 2021, 2020 and 2019 appearing in our Annual Reports on Form 20-F will been so included in reliance on the report of our accountants, Davidson & Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, and is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are organized under the laws of British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have also been advised by Cassels Brock & Blackwell LLP, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this prospectus.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 001-39557). These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c) 15(d) of the Exchange Act, except for information “furnished” to the Commission that is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2021, filed with the Commission on April 28, 2022 (the “Form 20-F”);

●	our Current Reports on Form 6-K furnished to the Commission on April 29, 2022, May 3, 2022, May 17, 2022, May 26, 2022, May 31, 2022, May 31, 2022, June 7, 2022 and June 27, 2022 and the “Selected Q1 Unaudited Financial Summary” portion of Exhibit 99.1 of our Current Report on Form 6-K furnished to the Commission on April 29, 2022;

●	the description of our securities registered under Section 12 of the Exchange Act contained in the Form 8-A12B, as filed with the Commission on September 24, 2020, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act.

In addition, any reports on Form 6-K submitted to the Commission by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent Annual Reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the Commission or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Siyata Mobile Inc., Attn: Chief Financial Officer, 1001 Lenoir St Suite A-414, Montreal, QC H4C 2Z6 Canada. You may also obtain information about us by visiting our website at https://www.siyatamobile.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-3 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. The full registration statement may be obtained from the Commission or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s website, as provided below.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports and other information with the Commission, including Annual Reports on Form 20-F and reports on Form 6-K. The Commission maintains an Internet site that contains reports and other information regarding issuers, such as us, that file electronically with the Commission (http://www.sec.gov).

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SIYATA MOBILE INC.

51,450,000 Common Shares

PROSPECTUS SUPPLEMENT

Maxim Group LLC

July 11, 2023